GS MORTGAGE SECURITIES CORP.,

Depositor,

CHASE MANHATTAN MORTGAGE COMPANY,

Master Servicer,

OCWEN FEDERAL BANK FSB,

Servicer,

WACHOVIA BANK, NATIONAL ASSOCIATION,

Trustee

and

JPMORGAN CHASE BANK,

Securities Administrator

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2004

GSAMP TRUST 2004-SD1

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2004-SD1

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01

Definitions

6

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Mortgage Loans

35

Section 2.02

Acceptance by the Trustee of the Mortgage Loans.

39

Section 2.03

Representations, Warranties and Covenants of the Servicer

40

Section 2.04

[Reserved].

40

Section 2.05

Execution and Delivery of Certificates

40

Section 2.06

REMIC Matters

40

Section 2.07

Representations and Warranties of the Depositor

40

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01

Servicer to Service Mortgage Loans

42

Section 3.02

Subservicing Agreements between the Servicer and Subservicers

44

Section 3.03

Successor Subservicers

45

Section 3.04

Liability of the Servicer

45

Section 3.05

No Contractual Relationship between Subservicers and the Trustee.

45

Section 3.06

Assumption or Termination of Subservicing Agreements by

Master Servicer.

45

Section 3.07

Collection of Certain Mortgage Loan Payments

46

Section 3.08

Subservicing Accounts

47

Section 3.09

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

47

Section 3.10

Collection Account and Master Servicer Account

48

Section 3.11

Withdrawals from the Collection Account and Master Servicer Account

50

Section 3.12

Investment of Funds in the Collection Account, the Master Servicer

Account and the Distribution Account.

52

Section 3.13

Maintenance of Hazard Insurance, Errors and Omissions and

Fidelity Coverage.

53

Section 3.14

Enforcement of Due-on-Sale Clauses; Assumption Agreements

55

Section 3.15

Realization upon Defaulted Mortgage Loans

56

Section 3.16

Release of Mortgage Files

58

Section 3.17

Title, Conservation and Disposition of REO Property

59

Section 3.18

[Reserved]

60

Section 3.19

Access to Certain Documentation and Information Regarding the

Mortgage Loans.

60

Section 3.20

Documents, Records and Funds in Possession of the Servicer to Be

Held for the Trustee.

61

Section 3.21

Servicing Compensation

61

Section 3.22

Annual Statement as to Compliance

62

Section 3.23

Annual Independent Public Accountants’ Servicing Statement;

Financial Statements.

62

Section 3.24

Master Servicer to Act as Servicer

62

Section 3.25

Compensating Interest

63

Section 3.26

Credit Reporting; Gramm-Leach-Bliley Act

63

Section 3.27

Excess Reserve Fund Account; Distribution Account

64

Section 3.28

Optional Purchase of Delinquent Mortgage Loans

65

ARTICLE IV

DISTRIBUTIONS AND
ADVANCES BY THE SERVICER

Section 4.01

Advances

65

Section 4.02

Priorities of Distribution

67

Section 4.03

Monthly Statements to Certificateholders.

71

Section 4.04

Certain Matters Relating to the Determination of LIBOR

74

Section 4.05

Allocation of Applied Realized Loss Amounts

75

ARTICLE V

THE CERTIFICATES

Section 5.01

The Certificates

75

Section 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates.

76

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates

81

Section 5.04

Persons Deemed Owners

81

Section 5.05

Access to List of Certificateholders’ Names and Addresses

81

Section 5.06

Maintenance of Office or Agency

82

ARTICLE VI

THE DEPOSITOR AND THE SERVICER

Section 6.01

Respective Liabilities of the Depositor and the Servicer.

82

Section 6.02

Merger or Consolidation of the Depositor or the Servicer

82

Section 6.03

Limitation on Liability of the Depositor, the Servicer, the Master

Servicer and Others

82

Section 6.04

Limitation on Resignation of the Servicer

83

Section 6.05

Additional Indemnification by the Servicer; Third Party Claims

83

ARTICLE VII

DEFAULT

Section 7.01

Events of Default

84

Section 7.02

[Reserved].

86

Section 7.03

Notification to Certificateholders.

86

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01

Certain Duties and Responsibilities.

86

Section 8.02

Certain Rights of the Trustee.

89

Section 8.03

Trustee Not Responsible for Recitals or Issuance of Certificates.

90

Section 8.04

Trustee May Own Certificates.

90

Section 8.05

Money Held in Trust.

90

Section 8.06

Compensation and Reimbursement; No Lien for Fees.

91

Section 8.07

Corporate Trustee Required; Eligibility.

91

Section 8.08

Resignation and Removal; Appointment of Successor.

91

Section 8.09

Acceptance of Appointment by Successor Trustee.

93

Section 8.10

Merger, Conversion, Consolidation or Succession to Business of the Trustee.

93

Section 8.11

Liability of the Trustee.

94

Section 8.12

Appointment of Co-Trustee or Separate Trustee.

94

Section 8.13

Appointment of Custodian.

96

Section 8.14

Tax Classification of the Excess Reserve Fund Account.

96

ARTICLE IX

TERMINATION

Section 9.01

Termination upon Liquidation or Purchase of the Mortgage Loans

97

Section 9.02

Final Distribution on the Certificates

97

Section 9.03

Additional Termination Requirements

99

Section 9.04

Termination and Substitution of Underlying Servicer.

99

Section 9.05

Notification to Certificate Holders.

100

ARTICLE X

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
BY THE MASTER SERVICER

Section 10.01

Duties of the Master Servicer; Enforcement of Servicer’s and

Master Servicer’s Obligations.

101

Section 10.02

Maintenance of Fidelity Bond and Errors Omissions Insurance.

102

Section 10.03

Representations and Warranties of the Master Servicer.

103

Section 10.04

Master Servicer Events of Default.

104

Section 10.05

Waiver of Default

106

Section 10.06

Successor to the Master Servicer.

107

Section 10.07

Fees and Other Amounts Payable to the Master Servicer.

108

Section 10.08

Merger or Consolidation.

108

Section 10.09

Resignation of the Master Servicer.

108

Section 10.10

Assignment or Delegation of Duties by the Master Servicer.

108

Section 10.11

Limitation on Liability of the Master Servicer.

109

Section 10.12

Indemnification; Third Party Claims.

109

ARTICLE XI

Section 11.01

Certain Matters Affecting the Securities Administrator.

110

Section 11.02

Securities Administrator Not Liable for Certificates or Mortgage Loans.

114

Section 11.03

Securities Administrator May Own Certificates.

115

Section 11.04

Securities Administrator’s Expenses.

115

Section 11.05

Reporting; Withholding.

115

Section 11.06

Resignation and Removal of the Securities Administrator.

116

Section 11.07

Successor Securities Administrator.

116

Section 11.08

Representations and Warranties of the Securities Administrator.

117

Section 11.09

Periodic Filings.

118

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Amendment.

120

Section 12.02

Recordation of Agreement; Counterparts

121

Section 12.03

Governing Law

122

Section 12.04

Intention of Parties

122

Section 12.05

Notices

122

Section 12.06

Severability of Provisions.

123

Section 12.07

Assignment; Sales; Advance Facilities.

123

Section 12.08

Limitation on Rights of Certificateholders

125

Section 12.09

Inspection and Audit Rights

126

Section 12.10

Certificates Nonassessable and Fully Paid

126

Section 12.11

Waiver of Jury Trial

126

Section 12.12

Limitation of Damages

126

SCHEDULES

Schedule I

Mortgage Loan Schedule

Schedule I-A

Bank of America Mortgage Loans

Schedule I-B

GMACM Mortgage Loans

Schedule II

Representations and Warranties of Ocwen, as Servicer

EXHIBITS

Exhibit A

Form of Class A, Class M and Class B Certificates

Exhibit B

Form of Class P Certificate

Exhibit C

Form of Class R Certificate

Exhibit D

Form of Class X Certificate

Exhibit E

Form of Initial Certification of Custodian

Exhibit F

Form of Document Certification and Exception Report of Trustee

Exhibit G

Form of Residual Transfer Affidavit

Exhibit H

Form of Transferor Certificate

Exhibit I

Form of Rule 144A Letter

Exhibit J

Form of Request for Release

Exhibit K

Form of Contents for Each Mortgage File

Exhibit L

Servicer Reporting Requirements

Exhibit M

Form of Certification to be provided with Form 10-K

Exhibit N

Form of Trustee Certification to be provided to Depositor

Exhibit O

Form of Servicer Certification to be provided to Depositor

Exhibit P

Form of Master Servicer Certification to be provided to Depositor

THIS POOLING AND SERVICING AGREEMENT, dated as of July 1, 2004, is among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation (the “Master Servicer”), OCWEN FEDERAL BANK FSB, a federally chartered savings bank (“Ocwen”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMorgan”).

W I T N E S S E T H:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Trustee shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising two REMICs (each, a “Trust REMIC” or, in the alternative, the Pooling-Tier REMIC and the Upper-Tier REMIC, respectively).  As further described herein, the Class P Certificates, the Class X Certificates, and each Class of Offered Certificates (other than the right of each Class of Offered Certificates to receive Basis Risk Carry Forward Amounts) represents ownership of a regular interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.  The Class R Certificates represent ownership of the sole Class of residual interest in each of the Pooling-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions.  The Start-up Day for each REMIC described herein is the Closing Date.  The latest possible maturity date for each Certificate is the latest date referenced in Section 2.06.  The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier Regular Interests, each set out below.  Each such Pooling-Tier Regular Interest is hereby designated as a regular interest in the Pooling-Tier REMIC.  The Class LT-A1, Class LT-A2, Class LT-A3, Class LT-A4, Class LT-A4, Class LT-A5, Class LT-M1, Class LT-M2, Class LT-B-1, Class LT-B-2 and Class LT-B-3 Interests are hereby designated the LT-Accretion Directed Classes (the “LT-Accretion Directed Classes”).  Each Offered Certificate represents a beneficial ownership of a regular interest in the Upper-Tier REMIC and the right to receive Basis Risk Carry Forward Amounts and the Class X Certificates represent beneficial ownership of the Class X Interest and the Excess Reserve Account, which portions of the Trust Fund shall be treated as a grantor trust.

Pooling-Tier REMIC

Pooling-Tier Class Designation	Pooling-Tier Interest Rate	Initial Pooling-Tier Principal Amount	Corresponding Upper-Tier REMIC Class
Class LT-A-1	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	A-1
Class LT-A-2	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	A-2
Class LT-A-3	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	A-3
Class LT-A-4	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	A-4
Class LT-A-5	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	A-5
Class LT-M-1	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	M-1
Class LT-M-2	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	M-2
Class LT-B-1	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	B-1
Class LT-B-2	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	B-2
Class LT-B-3	(1)	½ initial Class Certificate Balance of Corresponding Upper-Tier REMIC Regular Class	B-3
Class LT-Accrual	(1)(3)	(2)	N/A
Class PT-R	(4)	(4)	N/A

(1)

The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the WAC Cap.

(2)

This interest shall have an initial principal balance equal to the excess of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date over the aggregate initial principal balance of each other regular interest in the Pooling REMIC.

(3)

This class shall also be entitled to receive all Prepayment Premiums

(4)

The Class PT-R Interest is the sole Class of residual interest in the Pooling REMIC and it does not have a principal amount or an interest rate.

The Pooling-Tier REMIC shall hold as assets all of the assets included in the Trust Fund other than the Excess Reserve Fund Account, the Pooling-Tier Regular Interests and the Upper-Tier Regular Interests.

On each Distribution Date, 50% of the increase in the Overcollateralized Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Lower-Tier Principal Amount of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest.  On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest.  In the event that:  (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) shall be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph.  All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans shall be allocated (i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT-Accretion Directed Classes (principal payments shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full.  Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full).  Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the LT-Accretion Directed Classes is equal to 50% of the principal balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest is equal to 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount.

The Upper-Tier REMIC shall issue the following classes of Upper-Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC.

Upper-Tier REMIC

Upper-Tier Class Designation	Upper-Tier Interest Rate and Corresponding Class Pass-Through Rate	Initial Upper-Tier Principal Amount and Corresponding Class Certificate Balance	Corresponding Class of Certificates
Class A-1	(1)(14)	$59,000,000	Class A-1
Class A-2	(2)(14)	$24,132,000	Class A-2
Class A-3	(3)(14)	$16,089,000	Class A-3
Class A-4	(4)(14)	$43,000,000	Class A-4
Class A-5	(5)(14)	$43,000,000	Class A-5
Class M-1	(6)(14)	$27,210,000	Class M-1
Class M-2	(7)(14)	$14,321,000	Class M-2
Class B-1	(8)(14)	$ 4,774,000	Class B-1
Class B-2	(9)(14)	$ 3,580,000	Class B-2
Class B-3	(10)(14)	$ 3,581,000	Class B-3
Class X	(11)	(1)	Class X
Class P	0.00% (12)	$ 0	Class P
Class UT-R	(13)	(13)	Class R

(1)

The Class A-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.43% (0.86% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(2)

The Class A-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.35% (0.70% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(3)

The Class A-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.55% (1.10% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(4)

The Class A-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.41% (0.82% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(5)

The Class A-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.45% (0.90% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(6)

The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.72% (1.08% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(7)

The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.60% (2.40% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(8)

The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 3.00% (4.50% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(9)

 The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 4.00% (6.00% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(10)

The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 4.00% (6.00% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in the prospectus supplement.

(11) The Class X Interest has an initial principal balance equal to the excess of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date over (ii) the Initial Upper Tier Principal Amount of each other Class in the Upper-Tier REMIC, but it shall not accrue interest on such balance but shall accrue interest on a notional principal balance.  As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Pooling Tier Regular Interests as of the first day of the related Interest Accrual Period.  With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the WAC Cap over the product of (i) 2 and (ii) the weighted average Pass-Through Rate of the Pooling Tier REMIC Interests, where the interest rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class.  With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date.  Such deferred interest shall not itself bear interest.  The Class X Certificates shall represent beneficial ownership of the Class X Interest and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts.  For federal income tax purposes, the Trustee shall treat a Class X Certificateholder’s obligation to make payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of Offered Certificates.  Such rights of the Class X Certificateholders and Offered Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(12)

The Class P Interest shall be entitled to receive all Prepayment Premiums.

(13)

The Class UT-R Interest is the sole Class of residual interest in the Upper-Tier REMIC.  The Class UT-R Interest does not have an interest rate.  The Class R Certificates shall represent beneficial ownership of the Class PT-R Interest and the Class UT-R Interest.

(14)

Each of these Certificates shall represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk Carry Forward Amounts.

The minimum denomination for each Class A of the Certificates will be $25,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount.  The minimum denomination for the Subordinated Certificates will be $250,000 initial Certificate Balance, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount.  The minimum denomination for (a) Class R Certificates will be a 100% Percentage Interest in such Class and (b) the Class X Certificates will be a 10% Percentage Interest in such Class.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

Class A Certificates

Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

Delay Certificates

None.

ERISA-Restricted

  Certificates

Subordinated Certificates, Class R Certificates,
Class P Certificates and Class X Certificates; any certificate with a rating below the lowest applicable permitted rating under the Underwriters’ Exemption.

Non-Delay Certificates

Class A (other than the Delay Certificates), Class X and Subordinated Certificates.

LIBOR Certificates

The Class A Certificates and the Subordinated Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Physical Certificates

Class P, Class X and Class R Certificates.

Private Certificates

Class P, Class X and Class R Certificates.

Rating Agencies

Standard & Poor’s and Moody’s.

Regular Certificates

All Classes of Certificates other than the Class R Certificates.

Residual Certificates

Class R Certificates.

Subordinated Certificates

Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3  Certificates.

ARTICLE I

DEFINITIONS

Section 1.01

Definitions.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  Those mortgage servicing practices set forth in Section 3.01 of this Agreement.

Account:  Any of the Collection Account, the Distribution Account, the Master Servicer Account any Escrow Account or the Excess Reserve Fund Account.  Each Account shall be an Eligible Account.

Accrued Certificate Interest Distribution Amount:  With respect to any Distribution Date for each Class of Offered Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

Adjusted Net Mortgage Interest Rate:  As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

Advance:  Any Monthly Advance or Servicing Advance.

Advance Facility:  A financing or other facility as described in Section 12.07.

Advancing Person:  The Person to whom the Servicer’s rights under this Agreement to be reimbursed for any Monthly Advances or Servicing Advances have been assigned pursuant to Section 12.07.

Affiliate:  With respect to any Person, any other Person controlling, controlled by or under common control with such first Person.  For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Amount Held for Future Distribution:  As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Due Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

Applied Realized Loss Amount:  With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for such Distribution Date.

Appraised Value:  (a) With respect to any First Lien Mortgage Loan, (i) in the case of a purchase, the least of the sale price of the related Mortgaged Property, its appraised value or its review appraisal value (as determined pursuant to the applicable Underwriting Guidelines) at the time of sale, or (ii) in the case of a refinancing or modification of a Mortgage Loan, the appraised value of the related Mortgaged Property at the time of the refinancing or modification, and (b) with respect to any Second Lien Mortgage Loan, the lesser of (i) the appraised value of the related Mortgaged Property at the time the Second Lien Mortgage Loan was originated, or (ii) the sales price of the related Mortgaged Property at the time of origination; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

Available Funds:  With respect to any Distribution Date and the Mortgage Loans to the extent received by the Securities Administrator (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period or any prior Due Period and received during the related Due Period, together with any Monthly Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Due Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith thereon; (iv) for each Mortgage Loan repurchased by the Depositor or the Purchaser as of such Distribution an amount equal to the proceeds of such repurchase; and (v) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01; reduced by (y) all amounts in reimbursement for Monthly Advances and Servicing Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Servicer, the Depositor, the Master Servicer, the Securities Administrator or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

Balloon Loan:  Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

Basic Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

Basis Risk Carry Forward Amount:  With respect to each Class of Offered Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Offered Certificates is based upon the WAC Cap, the excess of (i) the amount of interest such Class of Certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to such caps, over (ii) the amount of interest payable on such Class of Certificates at the WAC Cap, and (B) the Basis Risk Carry Forward Amount for such Class of Offered Certificates for all previous Distribution Dates not previously paid, together with interest thereon at the applicable Pass-Through Rate for such Class of Certificates for such Distribution Date without giving effect to any such cap.

Basis Risk Payment:  For any Distribution Date, an amount equal to the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date; provided, however, that with respect to any Distribution Date, the Basis Risk Payment shall not exceed the Class X Distributable Amount.

Best’s:  Best’s Key Rating Guide, as the same shall be amended from time to time.

Book-Entry Certificates:  As specified in the Preliminary Statement.

BPO:  A broker’s price opinion.

Business Day:  Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of Florida, New York, New Jersey and California, (b) the States in which the Servicer’s and Master Servicer’s servicing operations are located, or (c) the State in which the Securities Administrator’s operations are located, are authorized or obligated by law or executive order to be closed.

Certificate:  Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Balance:  With respect to any Class of Certificates, other than the Class P, Class X or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all amounts previously distributed to the Holders of Certificates of that Class as payments of principal and in the case of any Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to such Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes).  The Class P, Class X and Class R Certificates have no Certificate Balance.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register:  The register maintained pursuant to Section 5.02.

Certificate Registrar:  The Securities Administrator or any duly appointed and eligible successor thereto.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Chase:  Chase Manhattan Mortgage Company, a New Jersey corporation, and its successors in interest.

Class:  All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

Class A Certificates:  As specified in the Preliminary Statement.

Class A Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 45.30% (rounded to two decimal places) of the aggregate Scheduled Principal Balance of the Mortgage Loans at the end of the related Due Period and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans over the Overcollateralization Floor.

Class A-1 Certificates:  All Certificates bearing the Class designation of “Class A-1.”

Class A-2 Certificates:  All Certificates bearing the Class designation of “Class A-2.”

Class A-3 Certificates:  All Certificates bearing the Class designation of “Class A-3.”

Class A-4 Certificates:  All Certificates bearing the Class designation of “Class A-4.”

Class A-5 Certificates:  All Certificates bearing the Class designation of “Class A-5.”

Class B-1 Certificates:  All Certificates bearing the Class designation of “Class B-1.”

Class B-1 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 84.10% (rounded to two decimal places) of the aggregate Scheduled Principal Balance of the Mortgage Loans at the end of the related Due Period and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans over the Overcollateralization Floor.

Class B-2 Certificates:  All Certificates bearing the Class designation of “Class B-2.”

Class B-2 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), and (E) the Class Certificate Balance of the Class B-2 Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 87.10% (rounded to two decimal places) of the aggregate Scheduled Principal Balances of the Mortgage Loans at the end of the related Due Period and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans over the Overcollateralization Floor.

Class B-3 Certificates:  All Certificates bearing the Class designation of “Class B-3.”

Class B-3 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (F) the Class Certificate Balance of the Class B-3 Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 90.10% (rounded to two decimal places) of the aggregate Scheduled Principal Balances of the Mortgage Loans at the end of the related Due Period and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans over the Overcollateralization Floor.

Class Certificate Balance:  With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class M Certificates:  The Class M-1 and Class M-2 Certificates.

Class M-1 Certificates:  All Certificates bearing the Class designation of “Class M-1.”

Class M-1 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 68.10% (rounded to two decimal places) of the aggregate Scheduled Principal Balance of the Mortgage Loans at the end of the related Due Period and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans over the Overcollateralization Floor.

Class M-2 Certificates:  All Certificates bearing the Class designation of “Class M-2.”

Class M-2 Principal Distribution Amount:  With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 80.10% (rounded to two decimal places) of the aggregate Scheduled Principal Balance of the Mortgage Loans at the end of the related Due Period and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans over the Overcollateralization Floor.

Class P Certificates:  All Certificates bearing the Class designation of “Class P.”

Class PT-R Interest:  The residual interest in the Pooling-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

Class R Certificates:  All Certificates bearing the Class designation of “Class R.”

Class UT-R Interest:  The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

Class X Certificates:  All Certificates bearing the Class designation of “Class X.”

Class X Distributable Amount:  On any Distribution Date, (i) as a distribution in respect to interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) the sum of $100.00 and any amounts paid as a Basis Risk Payment.

Class X Interest:  A regular interest in the Upper Tier REMIC as specified and described in the Preliminary Statement and the related footnote thereto.

Closing Date:  July 30, 2004.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:  As defined in Section 3.10(a).

Combined Loan-to-Value Ratio or CLTV:  As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the principal balance as of the date of origination of any First Lien Mortgage Loan secured by the same Mortgaged Property to (b) the Appraised Value.

Compensating Interest:  For any Distribution Date, the lesser of (a) the difference between the interest paid by the applicable Mortgagors for the related Prepayment Period in connection with voluntary Principal Prepayments in Full by the Mortgagors (excluding any payments made upon liquidation of any Mortgage Loan) and thirty days’ interest on the related Mortgage Loans, and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

Condemnation Proceeds:  All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

Corporate Trust Office:  With respect to the Securities Administrator, the principal office of the Securities Administrator at 4 New York Plaza, 6th Floor, New York, NY 10004, Attention: Institutional Trust Services/Global Debt, GSAMP Mortgage Pass-Through Certificates, 2004-SD1, or at such other addresses as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Securities Administrator.  With respect to the Trustee, the principal office of the Trustee at 401 S. Tryon Street, 12th Floor, Charlotte, North Carolina 28288, Attention: Structured Finance Trust Services, GSAMP 2004-SD1, or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicer.

Corresponding Class:  The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

Pooling-Tier Class Designation	Upper-Tier Regular Interest	Corresponding Class of Certificates
Class LT-A-1	Class A-1	Class A-1
Class LT–A-2	Class A–2	Class A–2
Class LT-A-3	Class A-3	Class A-3
Class LT-A-4	Class A-4	Class A-4
Class LT-A-5	Class A-5	Class A-5
Class LT-M-1	Class M-1	Class M-1
Class LT-M-2	Class M-2	Class M-2
Class LT-B-1	Class B-1	Class B-1
Class LT-B-2	Class B-2	Class B-2
Class LT-B-3	Class B-3	Class B-3
N/A	Class X	N/A

 Covered Loan:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Cumulative Loss Percentage:  As of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses on the Mortgage Loans for the period from the Cut-off Date to the date of determination and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

Custodial File:  With respect to each Mortgage Loan, the file retained by the Custodian consisting of items (a) – (h) as listed on Exhibit K hereto.

Custodian:  JPMorgan Chase.

Cut-off Date:  July 1, 2004.

Cut-off Date Pool Principal Balance:  The aggregate Scheduled Principal Balance of all Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

Data Tape Information:  The information provided by the Depositor as of the Cut-off Date to the Depositor and each Rating Agency, as applicable, setting forth the following information with respect to each Mortgage Loan:  (1) Mortgage Loan number; (2) originator name; (3) Mortgagor name and property address; (4) unpaid principal balance as of Cut-off Date; (5) Mortgage Note date; (6) Paid-To-Date; (7) Lien Priority (First or Second); (8) PMI Coverage and Name of Insurer; (9) Origination Appraisal Value; (10) Seller’s BPO Value; (11) LTV at origination; (12) CLTV; (13) original Mortgage Interest Rate; (14) current Mortgage Interest Rate; (15) original Scheduled Payment; (16) current Scheduled Payment; (17) 12 month Cash Collection; (18) original maturity date; (19) current maturity date; (20) type of plan (BK, Foreclosure, etc.); (21) modification date; (22) foreclosure flag; (23) bankruptcy flag; (24) plan maturity date; (25) original term; (26) current term (if modified); (27) property type; (28) arrearage; (29) accrued interest; (30) escrow advances; (31) claimable corporate advances; (32) Section 32 (Y/N); (33) purpose (purchase, refinancing, etc.); (34) documentation style; (35) owner occupied, investment; (36) ground leases (Y/N); (37) balloon loans (Y/N); (38) interest-paid-to-date; (39) extension flag (Y/N); (40) last extension date; (41) number of months extended over life; (42) escrow balance, if any; (43) litigation (Y/N); and (44) forbearance (Y/N).

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Certificates:  As specified in the Preliminary Statement.

Deleted Mortgage Loan:  Any Mortgage Loan removed from the Trust Fund hereunder as a result of a breach of representation or warranty or a document defect.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor:  GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution:  Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody’s and A-1 by Standard & Poor’s.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date:  With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day.

Distribution Account:  The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.27(b) in the name of the Securities Administrator for the benefit of the Certificateholders and designated “JPMorgan Chase Bank as Securities Administrator in trust for registered holders of GSAMP Trust 2004-SD1 Mortgage Pass-Through Certificates, Series 2004-SD1.”  Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

Distribution Date:  The 25th day of each calendar month after the initial issuance of the Certificates or, if such day is not a Business Day, the next succeeding Business Day, commencing in August 2004.

Document Certification and Exception Report:  The report attached to Exhibit F hereto.

Due Date:  The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  For any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account:  Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s and P-1 by Moody’s (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Securities Administrator or the Master Servicer or any of their respective affiliates.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption (“PTE”) 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Escrow Account:  The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

Escrow Payments:  As defined in Section 3.09(b) of this Agreement.

Event of Default:  As defined in Section 7.01.

Excess Overcollateralized Amount:  With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

Excess Reserve Fund Account:  The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.27(a) in the name of the Securities Administrator for the benefit of the Regular Certificateholders and designated “JPMorgan Chase Bank as Securities Administrator in trust for registered holders of GSAMP Trust 2004-SD1, Mortgage Pass-Through Certificates, Series 2004-SD1.”  Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement.  Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Expense Fee Rate:  As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Master Servicer Fee Rate.

Expense Fees:  As to each Mortgage Loan, the sum of the Servicing Fee and the Master Servicer Fee.

Extra Principal Distribution Amount:  As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

Fannie Mae:  The Federal National Mortgage Association and its successors in interest.

Fannie Mae Guides:  The Fannie Mae Seller’s Guide and the Fannie Mae Servicer’s Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date:  The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in each of the following months:

Month of Final Scheduled Distribution Date
Class A-1 Certificates	June 2034
Class A-2 Certificates	June 2034
Class A-3 Certificates	June 2034
Class A-4 Certificates	June 2034
Class A-5 Certificates	June 2034
Class M-1 Certificates	June 2034
Class M-2 Certificates	June 2034
Class B-1 Certificates	June 2034
Class B-2 Certificates	June 2034
Class B-3 Certificates	June 2034
Class X Certificates	June 2034
Class P Certificates	June 2034
Class R Certificates	June 2034

 First Lien Mortgage Loan:  Any Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

Fixed Rate Mortgage Loan:  A fixed rate Mortgage Loan purchased pursuant to the Purchase Agreement.

Forbearance:  As defined in Section 3.07(a).

Freddie Mac:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

Freddie Mac Guides:  The Freddie Mac Seller’s & Servicer’s Guide and all amendments or additions thereto.

GMACM:  GMAC Mortgage Corporation, and its successors and assigns, as servicer of the GMACM Mortgage Loans.

GMACM Mortgage Loans:  The mortgage loans identified on Schedule I-B serviced by GMACM pursuant to the GMACM Servicing Agreement.

GMACM Servicing Agreement:  The Servicing Agreement dated as of July 1, 2003 by and between the Purchaser and GMACM, as servicer, including any amendments thereto.

High Cost Loan:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s glossary.  For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan:  A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Accrual Period:  With respect to each Class of Non-Delay Certificates and each Class of Lower-Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date).  With respect each Class of Delay Certificates and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.  For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days.  For purposes of computing interest accruals on each Class of Delay Certificates, each Interest Accrual Period has 30 days in such period and each year is assumed to have 360 days.

Interest Remittance Amount:

With respect to any Distribution Date and the Mortgage Loans, that portion of Available Funds attributable to interest relating to the Mortgage Loans.

Investment Account:  As defined in Section 3.12(a).

JPMorgan Chase:  JPMorgan Chase Bank, a New York banking corporation, and its successors in interest.

Late Collections:  With respect to any Mortgage Loan and any Due Period, all amounts received after the Servicer Remittance Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

LIBOR:  With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market.  In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

LIBOR Certificates:  As specified in the Preliminary Statement.

LIBOR Determination Date:  With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or charged-off in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination.

Liquidation Event:  With respect to any Mortgage Loan, any of the following events:  (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement.  With respect to any REO Property, either of the following events:  (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

Liquidation Proceeds:  The amounts, other than Insurance Proceeds, Condemnation Proceeds and amounts received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, at any time, the ratio (expressed as a percentage) of the principal balance of the Mortgage Loan as of the date of determination, to the Appraisal Value of the related Mortgaged Property.

London Business Day:  Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Majority Class X Certificateholder:  The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

Market Value Change Report:  A report setting forth changes in property value of the Mortgaged Properties in a format agreed upon by the Servicer, the Master Servicer and the Depositor.

Master Servicer:  Chase.

Master Servicer Account:  An Eligible Account established by the Master Servicer pursuant to the terms hereof.

Master Servicer Event of Default:  Those events of default described in Section 10.04 hereof.

Master Servicer Fee:  With respect to any Distribution Date, shall be an amount equal to (a) one-twelfth of the product of (x) Master Servicing Fee Rate and (y) the Scheduled Principal Balance of the Mortgage Loans as of the first day of the related Due Period and (b) all income and gain realized from the investment of funds in the Master Servicer Account during the period from and including the Master Servicer Remittance Date in the calendar month immediately preceding the month in which such Distribution Date occurs, to but excluding the Master Servicer Remittance Date relating to such Distribution Date.

Master Servicer Fee Rate:  0.015% per annum.

Master Servicer Remittance Date:  With respect to each Distribution Date, shall be a date which occurs two Business Days prior to such Distribution Date.

Master Servicer Remittance Report:  As defined in Section 4.03(d).

Monthly Advance:  The aggregate amount of the (i) advances made by the Servicer or the Underlying Servicer on any Servicer Remittance Date in respect of delinquent Monthly Payments and (ii) any advances made by the Master Servicer (or the Securities Administrator pursuant to Section 4.01(b) in the event the Master Servicer fails to make such advances as required) in respect of such delinquent Monthly Payment pursuant to Section 4.01.

Monthly Payment:  The scheduled monthly payment of principal and interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

Monthly Statement:  The statement made available to the Certificateholders pursuant to Section 4.03.

Moody’s:  Moody’s Investors Service, Inc.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor, the Servicer, the Securities Administrator and the Trustee.

Mortgage:  The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The mortgage loan documents pertaining to each Mortgage Loan.

Mortgage Loan Schedule:  A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date:  (1) Mortgage Loan number; (2) originator name; (3) Mortgagor name and property address; (4) unpaid principal balance as of Cut-Off Date; (5) Mortgage Note date; (6) Paid-To-Date; (7) Lien Priority (First or Second); (8) PMI Coverage and Name of Insurer; (9) Origination Appraisal Value; (10) Seller’s BPO Value; (11) LTV at origination; (12) CLTV; (13) original Mortgage Interest Rate; (14) current Mortgage Interest Rate; (15) original Scheduled Payment; (16) current Scheduled Payment; (17) 12 month Cash Collection; (18) original maturity date; (19) current maturity date; (20) type of plan (BK, Foreclosure, etc.); (21) modification date; (22) foreclosure flag; (23) bankruptcy flag; (24) plan maturity date; (25) original term; (26) current term (if modified); (27) property type; (28) arrearage; (29) accrued interest; (30) escrow advances; (31) claimable corporate advances; (32) Section 32 (Y/N); (33) purpose (purchase, refinancing, etc.); (34) documentation style; (35) owner occupied, investment; (36) ground leases (Y/N); (37) balloon loans (Y/N); (38) interest-paid-to-date; (39) extension flag (Y/N); (40) last extension date; (41) number of months extended over life; (42) escrow balance, if any; (43) litigation (Y/N); and (44) forbearance (Y/N).  With respect to the Mortgage Loans in the aggregate:  (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property:  The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor(s) on a Mortgage Note.

Net Monthly Excess Cash Flow:  For any Distribution Date the amount remaining for distribution pursuant to Section 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

Net Prepayment Interest Shortfall:  For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

90+ Day Delinquent Mortgage Loan:  Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Non-Delay Certificates:  As specified in the Preliminary Statement.

Nonrecoverable Monthly Advance:  Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or the Master Servicer as applicable, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance:  Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer or the Master Servicer, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

Notice of Final Distribution:  The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Ocwen:  Ocwen Federal Bank FSB, a federally chartered savings bank, and its successors in interest.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by the Servicer and listed on a list delivered to the Trustee and the Securities Administrator pursuant to this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be in-house counsel for the Servicer or a Subservicer, reasonably acceptable to the Trustee, the Securities Administrator and the Master Servicer; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Optional Termination Date:  The date determined as follows:

(i)     The Majority Class X Certificateholder (as evidenced on the records of the Certificate Registrar) may direct the Servicer to cause the Optional Termination Date to occur and sell the Mortgage Loans to the Majority Class X Certificateholder on the Distribution Date when the aggregate Scheduled Principal Balance of the Mortgage Loans, as of the last day of the related Collection Period, is equal to 10.00% or less of the Cut-off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder constituting such majority and the Class X Certificates held by such Holder (or unaffiliated Holders in the aggregate) must represent at least a 10% Percentage Interest in the Class X Certificates); and

         (ii)   The Servicer may cause the Optional Termination Date to occur on the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans, as of the last day of the related Collection Period, is equal to 5.00% or less of the Cut-off Date Pool Principal Balance.

In the event that the Servicer and the Majority Class X Certificateholder (or the Majority Class X Certificateholder and another Class X Certificateholder) have the call rights described above, at such time as those rights may be exercised, the first Person to provide notice to exercise the call right will have the right to purchase the Mortgage Loans.

OTS:  Office of Thrift Supervision, and any successor thereto.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(ii)

Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(iii)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralized Amount:  As of any Distribution Date, the excess, if any, of (a) the aggregate Scheduled Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

Overcollateralization Deficiency:  With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

Overcollateralization Floor:  With respect to any Distribution Date, 0.50% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Reduction Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Total Monthly Excess Spread.

Ownership Interest:  As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate:  For each Class of Certificates and each Pooling-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee, the Securities Administrator, the Master Servicer or any of their respective Affiliates:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody’s and A-1+ by Standard & Poor’s;

(iii)

repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

money market mutual funds, including, without limitation, any mutual fund for which the Trustee or the Securities Administrator or any affiliate of the Trustee or the Securities Administrator serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (ii) the Trustee charges and collects fees for services rendered pursuant to this Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Trustee or its affiliates;

(vii)

trust funds, trust accounts, interest-bearing demand or time deposits (including certificates of deposit) which are held in banks having general obligations rated at least “A” category by Standard & Poor’s or Moody’s;

(viii)

a trust account with JPMorgan Chase Bank or Wachovia Bank, National Association;

(ix)

a deposit if any bank (including that of the Trustee, the Securities Administrator and their respective affiliates), trust company or financial institution authorized to engage in the banking business having a combined capital and surplus of at least $500,000,000, whose long term, unsecured debt is rated in the “A” category by Standard & Poor’s or “A” or higher by Moody’s;

(x)

units of money market funds, including money market funds advised by the Depositor, the Securities Administrator or the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s and “AAAm” or “AAAm-G” by Standard & Poor’s; and

(xi)

if previously confirmed in writing to the Trustee and Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities;

provided, however, that each instrument described hereunder shall also conform to the applicable S&P requirements and no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As specified in the Preliminary Statement.

Pool Scheduled Principal Balance:  As to any Distribution Date, the aggregate Scheduled Principal Balance of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Pooling Tier Regular Interest:  As specified in the Preliminary Statement.

Pooling Tier REMIC:  As specified in the Preliminary Statement.

Prepayment Interest Shortfall:  With respect to any Servicer Remittance Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

Prepayment Period:  With respect to any Servicer Remittance Date, the calendar month preceding the calendar month in which such Servicer Remittance Date occurs.

Prepayment Premium:  Any prepayment premium, penalty or charge collected by the Servicer or any Underlying Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note.

Principal Distribution Amount:  For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

Principal Prepayment:  Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount:  With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:  (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period or any prior Due Period and received by the Servicer during the related Due Period, together with the principal portion of any Monthly Advances in respect thereof, (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicer during the related Due Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Due Period, that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date for the current Distribution Date, and (v) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

Privacy Laws:  Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

Private Certificates:  As specified in the Preliminary Statement.

Prospectus Supplement:  The Prospectus Supplement, dated July 28, 2004, relating to the Offered Certificates.

PTCE 95-60:  As defined in Section 5.02(b).

PUD:  A planned unit development.

Purchaser:  Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement.  If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator and the Master Servicer.  References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.  For purposes of Section 12.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

Realized Losses:  With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

Record Date:  With respect to any Distribution Date, the close of business on the last day of the related Interest Accrual Period; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last day of the month immediately preceding the related Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Reference Bank:  As defined in Section 4.04.

Regular Certificates:  As specified in the Preliminary Statement.

Relief Act Interest Shortfall:  With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state statutes.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Disposition:  The final sale by the Servicer of any REO Property.

REO Imputed Interest:  As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate and Master Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reporting Date:  The 10th day of each calendar month or the immediately preceding Business Day if the 10th is not a Business Day.

Repurchase Price:  An amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Securities Administrator to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Servicer, the Master Servicer, the Securities Administrator, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, (A) expenses arising out of the Servicer’s, the Master Servicer’s, the Securities Administrator’s or Trustee’s, as the case may be, enforcement of the Depositor’s repurchase obligation, to the extent not included in clause (iii), and (B) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

Request for Release:  The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit J.

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee, the Securities Administrator or the Master Servicer, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee, the Securities Administrator or the Master Servicer, as applicable, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

Rule 144A Letter:  As defined in Section 5.02(b).

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Scheduled Principal Balance:  With respect to any Mortgage Loan as of any date other than the Cut-off Date, its original principal balance reduced by the principal portion of all payments that have been made or advanced on or before such date, and Realized Losses of principal on such Mortgage Loan.  The Scheduled Principal Balance of a Mortgage Loan as of the Cut-off Date is its original principal balance, reduced by the principal portion of all payments that have been made or were scheduled to have been made on or prior to the Cut-off Date, and all reductions of principal as a result of modification of such Mortgage Loan on or prior to such date.

Second Lien Mortgage Loan:  A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act:  The Securities Act of 1933, as amended.

Securities Administrator: JPMorgan Chase Bank, a New York banking corporation and any successor hereunder.

Securities Administrator Fee: Investment income earned on amounts in the Distribution Account during the Securities Administrator Float Period.

Securities Administrator Float Period:  With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Master Servicer Remittance Date immediately preceding such Distribution Date and ending on the day immediately preceding such Distribution Date.

Senior Enhancement Percentage:  With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Scheduled Principal Balance of the Mortgage Loans at the end of the related Due Period.

Senior Specified Enhancement Percentage:  As of any date of determination, 54.70%.

Servicer:  Ocwen and if a successor servicer is appointed hereunder, such successor servicer.

Servicer Remittance Date:  With respect to any Distribution Date, no later than 12:00 PM, Central Time on the 18th day of the month in which the Distribution Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day.

Servicing Advances:  The reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer (or by any prior servicer that has not been reimbursed) in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15.  Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and (v) obtaining or correcting any legal documentation required to be included in the Mortgage Files and necessary for the Servicer to perform its obligations under this Agreement, including correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position).  The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

Servicing Fee:  With respect to the Servicer, each Mortgage Loan serviced by the Servicer and any Distribution Date, an amount equal to the product of (i) one-twelfth of Servicing Fee Rate and (ii) the applicable Scheduled Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs.  Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the Servicer or as otherwise provided under Section 3.11.

Servicing Fee Rate:  With respect to each Mortgage Loan, 0.50% per annum.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

Servicing Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Securities Administrator and the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicing Transfer Costs:  All reasonable out-of-pocket costs and expenses incurred by the Trustee, the Securities Administrator or the Master Servicer in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee, the Securities Administrator or the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or any successor Servicer appointed hereunder to service the Mortgage Loans properly and effectively.

Similar Law:  As defined in Section 5.02(b).

Six-Month LIBOR Index:  With respect to each applicable Adjustable Rate Mortgage Loan, the rate as determined on the basis of rates at which six-month U.S. dollar deposits are offered to prime banks in the London interbank market on such date as provided in the related Mortgage Note.

60+ Day Delinquent Mortgage Loan:  Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Specified Overcollateralized Amount:  An amount equal to 4.95% of the Cut-off Date Pool Principal Balance.

Standard & Poor’s:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.  If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Surveillance Group – GSAMP Trust 2004-SD1, or such other address as Standard & Poor’s may hereafter furnish to the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee.

Start-up Day:  As defined in Section 2.06.

Stepdown Date:  The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in August 2007, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

Subordinated Certificates:  As specified in the Preliminary Statement.

Subsequent Recoveries:  Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

Subservicer:  As defined in Section 3.02(a).

Subservicing Account:  As defined in Section 3.08.

Subservicing Agreements:  As defined in Section 3.02(a).

Tax Matters Person: With respect to any Trust REMIC, the Person designated as the “Tax Matters Person” of such Trust REMIC pursuant to Treasury Regulation 1.860F-4(d).

Tax Service Contract:  As defined in Section 3.09(a).

Telerate Page 3750:  The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

Termination Price:  As defined in Section 9.01.

30 Day Delinquency:  The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on or prior to the date which is 30 days after such payment’s Due Date.

Total Monthly Excess Spread:  As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date (net of Expense Fees) over (ii) the sum of the interest payable to the Classes of Certificates on such Distribution Date pursuant to Section 4.02(a)(i).

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit:  As defined in Section 5.02(c).

Transferor Certificate:  As defined in Section 5.02(b).

Trigger Event:  With respect to any Distribution Date, a Trigger Event exists if the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Cumulative Loss Percentage
August 2007 through July 2008	4.000% for the first month, plus an additional 1/12th of 2.250% for each month thereafter (e.g., approximately 4.1875% in September 2007)
August 2008 through July 2009	6.250% for the first month, plus an additional 1/12th of 1.750% for each month thereafter (e.g., approximately 6.39583% in September 2008)
August 2009 through July 2010	8.000% for the first month, plus an additional 1/12th of 1.000% for each month thereafter (e.g., approximately 8.0833% in September 2009)
August 2010 and thereafter	9.000%

Trust:  The express trust created hereunder in Section 2.01(c).

Trust Fund:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on or after the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, the Master Servicer Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Cap Agreement and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust REMIC:  Either of the Pooling-Tier REMIC and the Upper-Tier REMIC.

Trustee:  Wachovia Bank, National Association, a national banking association, not in its individual capacity but solely as Trustee hereunder, and any successor hereunder.

U.S. Person:  (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Underlying Servicer Event of Default:  An event of default in an Underlying Servicing Agreement.

Underlying Servicer:  GMACM.

Underlying Servicing Agreement:  GMACM Servicing Agreement.

Underwriters’ Exemption:  Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Underwriting Guidelines:  The underwriting guidelines attached to the applicable Purchase Agreement.

Unpaid Interest Amount:  As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid and (b) interest on such unpaid amount at the applicable Pass-Through Rate (to the extent permitted by applicable law).

Upper-Tier Regular Interest:  As described in the Preliminary Statement.

Upper-Tier REMIC:  As described in the Preliminary Statement.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

WAC Cap:  With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (a) the excess of (i) the product of (x) weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period, (y) the actual number of days in the related Interest Accrual Period divided by 365 and (z) 12, over (ii) the Expense Fee Rate and (b) 30 divided by actual days of the accrual period of the LIBOR Certificates.

Wachovia: Wachovia Bank, National Association, a national banking association and its successors in interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01

Conveyance of Mortgage Loans.  (a)  The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

(b)

In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)

the original Mortgage Note (except for up to 3% of the Mortgage Notes for which there is a lost note affidavit and the copy of the Mortgage Note and except for up to 2% of the Mortgage Loans (by Scheduled Principal Balance) with missing intervening endorsements) including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed “Pay to the order of                          , without recourse” and signed in the name of the last endorsee by an authorized officer.  To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Depositor that state law so allows;

(ii)

the original of any guarantee executed in connection with the Mortgage Note;

(iii)

the original Mortgage with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy of the original Mortgage together with a certificate of the Depositor certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

(iv)

the originals, or certified copies, of all assumption, modification or consolidation  agreements, if any, with evidence of recording thereon, where such assumption, modification or consolidation agreement has been recorded, and all originals or copies of extension agreements, to the extent that the Depositor is in possession of them;

(v)

the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form (except for less than 0.75% of the Mortgage Loans (by Scheduled Principal Balance));

(vi)

the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Depositor (to the extent that it has not previously delivered, or caused to be delivered, the same to the Purchaser or the Custodian), shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Depositor (or certified by the title company, escrow agent, or closing attorney), stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Depositor, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(vii)

where a policy of title insurance was required pursuant to the applicable underwriting standards of the originator, the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a copy of the related policy binder, preliminary report or commitment for title; and

(viii)

a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date.  In the event, for purposes of the Closing Date, one or more lost note affidavits are provided to cover multiple missing Mortgage Notes, the Depositor shall deliver, or cause to be delivered, to the Custodian the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date.  If the Depositor or its designee fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify the Depositor to take such remedial actions, including, without limitation, the repurchase by the Depositor of such Mortgage Loan within 30 days of the Closing Date.

The Depositor shall deliver, or shall cause to be delivered, to the Custodian the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 150 days from the Closing Date.

From time to time, the Depositor shall forward to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Depositor in accordance with the terms of this Agreement.  All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the “Custodial File.”

On or prior to the Closing Date, the Depositor shall deliver, or shall cause to be delivered, to the Custodian Assignments of Mortgages, in blank, for each applicable Mortgage Loan.  The Depositor shall cause the Assignments of Mortgage with completed recording information to be provided to the Depositor in a reasonably acceptable manner.  No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Depositor of the fully completed Assignments of Mortgages in recordable form, the Depositor shall promptly submit or cause to be submitted for recording, at the expense of the Depositor, at no expense to the Trust Fund or the Trustee in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v).  Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee’s interest in the related Mortgage Note.  If the Assignment of Mortgage is to be recorded, the Depositor shall assign, at its expense, to “Wachovia Bank, National Association, as trustee under the Pooling and Servicing Agreement dated as of July 1, 2004, GSAMP Trust 2004-SD1.”  In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded.

On or prior to the Closing Date, the Depositor shall deliver to the Custodian, the Trustee and the Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, the Servicer, the Trustee and the Custodian.  Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee, the Servicer and the Custodian.

In the event, with respect to any Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian on behalf of the Trustee within 90 days following the Closing Date, and in the event that the Depositor does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Depositor at the price and in the manner specified in Section 2.07.  The foregoing repurchase remedy shall not apply in the event that the Depositor cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Depositor shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Depositor confirming that such document has been accepted for recording.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Depositor shall be deemed to have been satisfied upon delivery by the Depositor to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

(c)

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “GSAMP Trust 2004-SD1” and Wachovia Bank, National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.

(d)

The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a).

Section 2.02

Acceptance by the Trustee of the Mortgage Loans.  The Custodian, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  The Custodian, on behalf of the Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies.

Prior to and as a condition to the Closing, the Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon.  The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

On the Closing Date, the Custodian shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor and the Servicer an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor, the Master Servicer and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification):  (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (3) of the Mortgage Loan Schedule and items (1), (2) and (3) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement.  The Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

The Custodian, on behalf of the Trustee, shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein.  The Servicer shall promptly deliver to the Custodian upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

The Depositor shall use reasonable efforts to deliver or cause to be delivered to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Custodian, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office.  The Depositor shall use reasonable efforts to cause the Custodian to deliver, at the Depositor’s expense, to the Servicer and in no event shall the Servicer be responsible for such expense.

Section 2.03

Representations, Warranties and Covenants of the Servicer.  The Servicer hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date.

Section 2.04

[Reserved].

Section 2.05

Execution and Delivery of Certificates.  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.06

REMIC Matters.  The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby.  The “Start-up Day” for purposes of the REMIC Provisions shall be the Closing Date.  The “latest possible maturity date” is the 36th Distribution Date following the latest Mortgage Loan maturity date.  Amounts paid to the Class X Certificates (prior to any reduction for any Basis Risk Payment) shall be deemed paid from the Upper-Tier REMIC in respect of the Class X Interest to the holders of the Class X Certificates.

Section 2.07

Representations and Warranties of the Depositor.  The Depositor hereby represents, warrants and covenants to the Trustee, the Master Servicer, the Securities Administrator and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

(a)

The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)

The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

(c)

This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer, the Master Servicer, the Securities Administrator and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)

No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e)

None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)

There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)

The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder;

(h)

Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee.  The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04; and

(i)

Except if the Mortgage Loan is identified on the Data Tape Information as being “Section 32,” no Mortgage Loan is a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary or (d) a Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee or to the Custodian, as the case may be, and shall inure to the benefit of the Trustee.

Within 30 days of the earlier of either discovery by or notice to the Depositor of a breach of the representations and warranties set forth in clause (h) or (i) above that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in all material respects and if such defect or breach cannot be remedied, the Depositor shall repurchase such Mortgage Loan at the Repurchase Price.  The obligations of the Depositor to cure such breach or to purchase any Mortgage Loan constitute the sole remedy respecting a material breach of any such representation or warranty to the Holders of the Certificates and the Trustee.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01

Servicer to Service Mortgage Loans (a)  For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans serviced by it in accordance with the terms of this Agreement and the respective Mortgage Loans, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)

any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

(ii)

the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)

the Servicer’s obligation to make Monthly Advances or Servicing Advances; or

(iv)

the Servicer’s or any Subservicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust.  The Servicer shall service and administer the related Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy.  Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee.  The Trustee shall execute any power of attorney furnished to it by the Servicer in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder.  The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

(b)

Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11.  Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

(c)

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the start-up day” under the REMIC Provisions.

(d)

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

Section 3.02

Subservicing Agreements between the Servicer and Subservicers.  (a)  The Servicer may enter into subservicing agreements with subservicers (each, a “Subservicer”), for the servicing and administration of the related Mortgage Loans (“Subservicing Agreements”).

(b)

Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.  The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof.  The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee.  Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Trustee, the Securities Administrator, the Master Servicer and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)

As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which the Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 3.03

Successor Subservicers.  The Servicer shall be entitled to terminate any Subservicing Agreement to which the Servicer is a party and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement.  In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor, the Master Servicer, the Securities Administrator or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer which is a party to the related Subservicing Agreement shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

Section 3.04

Liability of the Servicer.  Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans.  The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05

No Contractual Relationship between Subservicers and the Trustee.  Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor to the Trustee) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06.  The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06

Assumption or Termination of Subservicing Agreements by Master Servicer.  In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer, or the successor Servicer if the successor Servicer is not the Master Servicer, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Master Servicer, the Securities Administrator and the Trustee prior to the Master Servicer assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

Upon such assumption, the Master Servicer or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to which the predecessor Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, the Securities Administrator, their designees or any successor to the Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

Such Servicer at its expense shall, upon request of the Securities Administrator or its designee, deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

Section 3.07

Collection of Certain Mortgage Loan Payments.  (a)  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below.  In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely interest advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable Monthly Advances.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Scheduled Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”); provided, however, that the Servicer’s approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the LIBOR Certificates.  The Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File or on the Servicer’s servicing records.  In addition, notwithstanding the foregoing, the Servicer may also waive, in whole or in part, a Prepayment Premium if such Prepayment Premium is (i) not permitted to be collected by applicable law or the collection thereof would be considered “predatory” pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor’s rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment.  If a Prepayment Premium is waived other than as permitted above, then the Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account.

(b)

The Servicer shall give notice to the Trustee, the Master Servicer, each Rating Agency, the Securities Administrator and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

Section 3.08

Subservicing Accounts.  In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”).  The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer.  The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account.  The Subservicer shall thereafter deposit such proceeds in the Collection Account of the Servicer or remit such proceeds to the Servicer for deposit in the Collection Account of the Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

Section 3.09

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.  (a)  The Servicer shall ensure that each of the related Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract in effect with respect to each First Lien Mortgage Loan (each, a “Tax Service Contract”) serviced by the Servicer.  Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer’s expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

(b)

To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions with respect to the Mortgage Loans serviced by the Servicer.  To the extent the related Mortgage Loan provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Escrow Accounts”), which shall be Eligible Accounts.  The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) apply to the restoration or repair of the Mortgaged Property in accordance with the Section 3.13; (v) transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note; (vi) pay interest to the Servicer and, if required and as described below, to Mortgagors on balances in the Escrow Account; (vii) clear and terminate the Escrow Account at the termination of the Servicer’s obligations and responsibilities in respect of the related Mortgage Loans under this Agreement; or (viii) recover amounts deposited in error or for which amounts previously deposited are returned due to a “not sufficient funds” or other denial of payment by the related Mortgagor’s banking institution.  As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.  To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.  The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

Section 3.10

Collection Account and Master Servicer Account.  (a)  On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trustee.  On behalf of the Trustee, the Servicer and the Purchaser shall deposit or cause to be deposited by the Servicer or the Underlying Servicer, as applicable, in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s and Underlying Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date, or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

(i)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)

all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)

all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds;

(iv)

any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)

any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles; and

(vi)

all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities.  In the event the Servicer or any Underlying Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)

Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Servicer shall give notice to the Trustee, the Master Servicer, the Securities Administrator and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

(c)

The Master Servicer will establish and maintain a separate account for the benefit of the Trust (the “Master Servicer Account”) which account shall be an Eligible Account.  Pursuant to Section 3.11, the Servicer and the Underlying Servicer, pursuant to the Underlying Servicing Agreement, are required to remit to the Master Servicer for deposit into the Master Servicer Account the Available Funds.  The amounts remitted by the Servicer and the Underlying Servicer to the Master Servicer on each Servicer Remittance Date shall be credited to the Master Servicer Account.  In addition, the Master Servicer shall deposit any amounts pursuant to Section 3.12(c) in connection with losses on Permitted Investments in the Master Servicer Account.

(d)

On each Master Servicer Remittance Date, the Master Servicer shall remit to the Securities Administrator the amounts received from the Servicer and the Underlying Servicer on the related Servicer Remittance Date, net of any fees, expenses and other amounts payable to the Master Servicer hereunder, the Securities Administrator shall promptly upon receipt, deposit into the Distribution Account and retain therein such amounts received from the Master Servicer, net of the Securities Administrator Fee with respect to the related Distribution Date.

Section 3.11

Withdrawals from the Collection Account and Master Servicer Account.  (a)  The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

(i)

on or prior to the Servicer Remittance Date, to remit to the Master Servicer all Available Funds in respect of the related Distribution Date;

(ii)

to reimburse the Servicer for Monthly Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Interest on Mortgage Loans with respect to which such Monthly Advances were made in accordance with the provisions of Section 4.01;

(iii)

to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan serviced by the Servicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

(iv)

to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)

[Reserved]

(vi)

to reimburse the Servicer for (A) any Monthly Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

(vii)

to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan serviced by the Servicer pursuant to Section 3.15;

(viii)

to reimburse the Servicer, the Depositor, the Master Servicer or the Securities Administrator for expenses incurred by or reimbursable to the Servicer, the Depositor, the Master Servicer or the Securities Administrator, as the case may be, pursuant to Section 6.03 or Section 8.11;

(ix)

[Reserved]

(x)

to withdraw any amounts deposited in the Collection Account in error or for which amounts previously deposited are returned due to a “not sufficient funds” or other denial of payment by the related Mortgagor’s banking institution;

(xi)

to withdraw any amounts held in the Collection Account and not required to be remitted to the Securities Administrator on the Servicer Remittance Date occurring in the month in which such amounts are deposited into such Collection Account, to reimburse the Servicer for unreimbursed Monthly Advances;

(xii)

to invest funds in Permitted Investments in accordance with Section 3.12; and

(xiii)

to clear and terminate the Collection Account upon termination of this Agreement.

To the extent that the Servicer does not timely make the remittance referred to in clause (i) above, the Servicer shall pay the Master Servicer for the account of the Master Servicer interest on any amount not timely remitted at the prime rate, from and including the applicable Servicer Remittance Date to but excluding the date such remittance is actually made.

(b)

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above.  The Servicer shall provide written notification to the Depositor and Master Servicer, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

(c)

The Master Servicer shall be entitled to either retain or withdraw from the Master Servicer Account the following:

(i)

the Master Servicing Fee;

(ii)

amounts necessary to reimburse itself for any previously unreimbursed Advances and any Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds;

(iii)

an aggregate annual amount to indemnify the Master Servicer for amounts due in accordance with Sections 10.01(b), 10.11 and 10.12;

(iv)

to invest funds in Permitted Investments in accordance with Section 3.12;

(v)

any other amounts it is entitled to receive hereunder for reimbursement, indemnification or otherwise; and

(vi)

to clear and terminate the Master Servicer Account upon termination of this Agreement.

Section 3.12

Investment of Funds in the Collection Account, the Master Servicer Account and the Distribution Account.  (a)  The Servicer may invest the funds in the Collection Account, the Master Servicer may invest funds in the Master Servicer Account and the Securities Administrator may invest funds in the Distribution Account (for purposes of this Section 3.12, each of the Collection Account, Master Servicer Account and the Distribution Account is referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator on behalf of the Trustee.  The Securities Administrator, on behalf of the Trustee, shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon in any Account other than the Distribution Account) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

(x)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)

demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)

All income and gain realized from the investment of funds deposited in the Collection Account and Escrow Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11.  Any other benefit derived from the Collection Account and Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Servicer, except that no Servicer shall realize any economic benefit from any forced charging of services except as permitted by applicable law.  Such Servicer shall deposit in the Collection Account and Escrow Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)

All income and gain realized from the investment of funds deposited in the Master Servicer Account held by the Master Servicer, shall be for the benefit of the Master Servicer.  The Master Servicer shall deposit in the Master Servicer Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)

All funds held in the Distribution Account during the Securities Administrator Float Period shall remain uninvested.

(e)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(f)

The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

Section 3.13

Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage.  (a)  The Servicer shall cause to be maintained for each First Lien Mortgage Loan serviced by the Servicer fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy.  The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property serviced by the Servicer in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances.  The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies.  Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11.  If the Mortgagor fails to provide Mortgage Loan hazard insurance coverage after thirty (30) days of Servicer’s written notification, the Servicer shall put in place such hazard insurance coverage on the Mortgagor’s behalf.  Any out-of-pocket expense or advance made by the Servicer on such force placed hazard insurance coverage shall be deemed a Servicing Advance.  Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Securities Administrator, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Federal Emergency Management Agency Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.  Any out-of-pocket expense or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

In the event that any Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mae, or (ii) having a General Policy Rating of A:12 or better in Best’s (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)

The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac.  The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac.  The Servicer shall provide the Securities Administrator upon request with copies of any such insurance policies and fidelity bond.  The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.  Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Securities Administrator.  The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.14

Enforcement of Due-on-Sale Clauses; Assumption Agreements.  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interest of the Certificateholders as determined by the Servicer.  In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it.  No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained.  Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof.  The Servicer shall notify the Securities Administrator that any such substitution, modification or assumption agreement has been completed by forwarding to the Securities Administrator the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15

Realization upon Defaulted Mortgage Loans.  The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof.  The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Securities Administrator, taking into account, among other things, the timing of foreclosure proceedings; provided, however with respect to any Second Lien Mortgage Loan for which the related First Lien Mortgage Loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more delinquent, the Servicer determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss.  The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Securities Administrator, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11.  The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

In the event that a First Lien Mortgage Loan is not being serviced by the Servicer, the Servicer shall have no liability for any losses resulting from a foreclosure on a Second Lien Mortgage Loan in connection with the foreclosure on the related First Lien Mortgage Loan for which the related First Lien Mortgage Loan is not included in the Trust Fund where the Servicer did not receive notice or otherwise had no actual knowledge regarding such foreclosure on the related First Lien Mortgage Loan; provided, however, if the Servicer is either notified or has actual knowledge that any holder of a First Lien Mortgage Loan intends to accelerate the obligations secured by the First Lien Mortgage Loan, or that any such holder intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices and the REMIC Provisions.  The Servicer shall not be required to make a Servicing Advance pursuant to Section 4.01 with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Second Lien Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Second Lien Mortgage Loan.  The Servicer shall thereafter take such action as is reasonably necessary to recover any amount so advanced and to otherwise reimburse itself as a Servicing Advance from the Collection Account pursuant to Section 3.11.

The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Servicer Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; third, to reimburse any Servicer for any related unreimbursed Monthly Advances, pursuant to Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan.  If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows:  first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate).  The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17.  The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows:  first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Master Servicer or the Securities Administrator otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector.  Upon completion of the inspection, the Servicer shall promptly provide the Master Servicer and the Securities Administrator, with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Servicer shall determine, consistent with Accepted Servicing Practices, to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11.  In the event the Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11.  Neither the Master Servicer nor the Securities Administrator shall be responsible for any determination made by the Servicer pursuant to this paragraph or otherwise.

Section 3.16

Release of Mortgage Files.  (a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Trustee and the Securities Administrator by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release.  Upon receipt of such certification and Request for Release, the Custodian, on behalf of the Trustee, shall promptly release the related Custodial File to the Servicer within three (3) Business Days.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Custodian, on behalf of the Trustee, shall, upon request of the Servicer deliver to the Custodian, on behalf of the Trustee and the Securities Administrator of a Request for Release, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian, on behalf of the Trustee and the Securities Administrator a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or its designee.  Upon receipt of a Request for Release under this Section 3.16, the Custodian, on behalf of the Trustee, or its designee shall deliver the related Custodial File to the requesting Servicer by regular mail, unless the Servicer requests that the Custodian, on behalf of the Trustee, deliver such Custodial File to the Servicer by overnight courier (in which case such delivery shall be at the Servicer’s expense); provided, however, that in the event the Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Depositor shall use reasonable best efforts to reimburse the Servicer for any overnight courier charges incurred for the requested Custodial Files.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to any Servicer copies of any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.17

Title, Conservation and Disposition of REO Property.  (a)  This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof.  In the event that title to any such REO Property is acquired, the Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee’s nominee.

(b)

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

(c)

[Reserved].

(d)

The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

(e)

The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

(f)

The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

(g)

Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

(h)

The Servicer shall use its reasonable best efforts to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and the Servicer, to the effect that the holding by the Pooling Tier REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time.  The Servicer shall manage, conserve, protect and operate each REO Property serviced by the Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling Tier REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code.  Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

Section 3.18

[Reserved].

Section 3.19

Access to Certain Documentation and Information Regarding the Mortgage Loans.  The Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Trustee, the Securities Administrator, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer.  Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Nothing in this Section 3.19 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

Section 3.20

Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee.  The Servicer shall account fully to the Securities Administrator for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by the Servicer.  All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.  The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.21

Servicing Compensation.  (a)  As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer).  In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted in Section 3.11.  Except as provided in Section 6.06, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

(b)

Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Sections 3.09(b)(vi) and 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

(c)

Each of the Servicer and Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing and master servicing, respectively, activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

Section 3.22

Annual Statement as to Compliance.  The Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies, the Securities Administrator and the Trustee on or before March 15th of each calendar year, commencing in 2005, an Officer’s Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.  Promptly after receipt of such Officer’s Certificate, the Depositor shall review such Officer’s Certificate and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer in the fulfillment of any of the Servicer’s obligations.

Section 3.23

Annual Independent Public Accountants’ Servicing Statement; Financial Statements.  Not later than March 15th of each calendar year commencing in 2005, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Rating Agencies, the Securities Administrator and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate.  In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers.  Promptly after receipt of such report, the Depositor shall review such report and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer in the fulfillment of any of the Servicer’s obligations.

Section 3.24

Master Servicer to Act as Servicer.  (a)  In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall, subject to the rights of the Depositor to appoint a successor Servicer pursuant to Section 7.02, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of such predecessor Servicer pursuant to Section 3.10 or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder or (iv) deemed to have made any representations and warranties of the Servicer hereunder).  Any such assumption shall be subject to Section 7.02.

(b)

Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

(c)

If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(d)

The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is a party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

Section 3.25

Compensating Interest.  The Servicer, and the Underlying Servicer pursuant to the terms of the Underlying Servicing Agreement, shall remit to the Master Servicer on each Servicer Remittance Date an amount from its own funds equal to Compensating Interest payable by the Servicer and the Underlying Servicer for such Servicer Remittance Date.  The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest for such Distribution Date, but only to the extent the payment of such Compensating Interest is not actually made by the Servicer on the applicable Servicer Remittance Date.  Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

Section 3.26

Credit Reporting; Gramm-Leach-Bliley Act.  (a)  With respect to each Mortgage Loan, the Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to the three national credit repositories, on a monthly basis.

(b)

The Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any “nonpublic personal information” (as defined in the Privacy Laws) received by the Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

Section 3.27

Excess Reserve Fund Account; Distribution Account.   (a)  The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to pay to the Offered Certificateholders any Basis Risk Carry Forward Amounts.

On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Offered Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(H), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(G)) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the applicable Basis Risk Carry Forward Amounts.  Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(I).  In the event that the Certificate Balance of any Class of Certificates is permanently reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.

The Securities Administrator shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of any Trust REMIC created pursuant to this Agreement.  The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders.  For all federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as first distributed by the Securities Administrator to the Class X Certificateholders in respect of the Class X Interest, and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

Any Basis Risk Carry Forward Amounts paid by the Securities Administrator to the Offered Certificateholders shall be accounted for by the Securities Administrator as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of Offered Certificates.  In addition, the Securities Administrator shall account for the rights of Holders of each Class of Offered Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

(b)

The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders.  The Securities Administrator shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

(i)

the aggregate amount remitted by the Master Servicer to the Securities Administrator pursuant to Section 3.11;

(ii)

any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments;

(iii)

any amount deposited by the Master Servicer pursuant to Section 3.12(c) in connection with losses on Permitted Investments; and

(iv)

any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that the Servicer shall remit any amount not required to be remitted, the Servicer may at any time direct the Master Servicer in writing to withdraw such amount from the Master Servicer Account, any provision herein to the contrary notwithstanding.  In the event that the Master Servicer shall remit any amount not required to be remitted, the Master Servicer may at any time direct the Securities Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Master Servicer or Securities Administrator, as applicable, which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Securities Administrator on behalf of the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

Section 3.28

Optional Purchase of Delinquent Mortgage Loans.  The Depositor, in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust Fund.  The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer.  Upon receipt of such purchase price, the Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor, the Mortgage File relating to the Mortgage Loan being repurchased.

ARTICLE IV

DISTRIBUTIONS AND
ADVANCES BY THE SERVICER

Section 4.01

Advances.  (a)  The amount of Monthly Advances to be made by the Servicer for any Servicer Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of principal and interest net of the Servicing Fee, due during the Due Period immediately preceding such Servicer Remittance Date in respect of the Mortgage Loans serviced by the Servicer, which interest was not received as of the close of business on the related Determination Date plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which such REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the Collection Account for distribution on such Servicer Remittance Date.  For purposes of the preceding sentence, the Scheduled Payment on each Balloon Loan with a delinquent balloon payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.

(b)

On each Servicer Remittance Date, the Servicer and the Underlying Servicer shall remit in immediately available funds to the Master Servicer an amount equal to the aggregate amount of Monthly Advances, if any, to be made in respect of the Mortgage Loans and REO Properties serviced by the Servicer and the Underlying Servicer, as applicable, for the related Servicer Remittance Date either (i) from their own funds or (ii) from the Collection Account, to the extent of funds held therein are for future distribution (in which case, the Servicer or the Underlying Servicer, as applicable, will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer or the Underlying Servicer in discharge of any such Monthly Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Monthly Advances to be made by the Servicer or the Underlying Servicer with respect to the Mortgage Loans and REO Properties.  Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer’s or Underlying Servicer’s, as applicable, records and replaced by the Servicer or Underlying Servicer, as applicable, by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent required.  If the Servicer or the Underlying Servicer, by 11 a.m. (New York Time) on the related Servicer Remittance Date, neither make a Monthly Advance nor provide the Securities Administrator and the Master Servicer with an Officer’s Certificate pursuant to Section 4.01(d) with respect to such delinquency, then subject to Section 4.01(d), the Master Servicer shall deposit, from its own funds, on the Master Servicer Remittance Date, the amount of such Monthly Advance not made by the Servicer or an Underlying Servicer, as applicable, into the Distribution Account for distribution to Certificateholders as provided in this Agreement.  If the Master Servicer fails to make an Monthly Advance as required by the preceding sentence, then the Securities Administrator shall deposit, from its own funds, on the Distribution Date, the amount of such Monthly Advance into the Distribution Account.  All Monthly Advances (together with, in the case of the Master Servicer and the Securities Administrator, interest thereon at a rate equal to the prevailing prime rate plus 2.0%) shall be reimbursable to the related Servicer, the Master Servicer or the Securities Administrator, as the case may be, on a first priority basis from deposits to the Distribution Account of late collections, Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds from the related Mortgage Loan as to which a Monthly Advance has been made.  The Master Servicer or the Securities Administrator’s right to reimbursement as provided in this paragraph shall not negate its obligation to continue to make Monthly Advances as provided in this paragraph (b) of this Section 4.01.  To the extent that an Underlying Servicer is required to pay penalty interest pursuant to the Underlying Servicing Agreements, and the Master Servicer or the Securities Administrator makes any Monthly Advance, the Master Servicer or the Securities Administrator, as applicable, in its individual capacity shall be entitled to retain such penalty interest.

(c)

The obligation of the Servicer and Underlying Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

(d)

Notwithstanding anything herein to the contrary, no Monthly Advance or Servicing Advance shall be required to be made hereunder by the Servicer, the Master Servicer or the Securities Administrator if such Monthly Advance or Servicing Advance would, if made, constitute a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance.  The determination by the Servicer, the Master Servicer or the Securities Administrator that it has made a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance or that any proposed Monthly Advance or Servicing Advance, if made, would constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer’s Certificate of the Servicer, the Master Servicer or the Securities Administrator delivered to the other parties hereto.  In addition, the Servicer shall not be required to advance any Relief Act Interest Shortfalls.

(e)

Except as otherwise provided herein, the Servicer and Master Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 4.02

Priorities of Distribution.  (a)  On each Distribution Date, the Securities Administrator shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and shall allocate such amounts to the interests issued in respect of the Trust REMICs:

(i)

to the holders of each Class of LIBOR Certificates, in the following order of priority:

(A)

concurrently, from Interest Remittance Amount, (1) to the Class A-1 Certificates, the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-1 Certificates, (2) to the Class A-2 Certificates, the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-2 Certificates, (3) to the Class A-3 Certificates, the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-3 Certificates, (4) to the Class A-4 Certificates, the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-4 Certificates and (5) to the Class A-5 Certificates, the Accrued Certificate Interest Distribution Amount and Unpaid Interest Amount for the Class A-5 Certificates;

(B)

from any remaining Interest Remittance Amount, to the Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(C)

from any remaining Interest Remittance Amount, to the Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(D)

from any remaining Interest Remittance Amount, to the Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

(E)

from any remaining Interest Remittance Amount, to the Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(F)

from any remaining Interest Remittance Amount, to the Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

(ii)

(A)  on each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

(a)

to the Class A Certificates, concurrently, pro rata by aggregate Class Certificate Balance, until the respective Class Certificate Balances thereof are reduced to zero, as follows:

(i)

concurrently, pro rata by Class Certificate Balance, to the Class A-1, Class A-2 and Class A-3 certificates, until the respective Class Certificate Balances thereof have been reduced to zero; and

(ii)

to the Class A-4 and Class A-5 certificates, in the following order of priority: (A) to the Class A-4 certificates until the Class Certificate Balance there has been reduced to $34,400,000; and (B) concurrently, pro rata by Class Certificate Balance, to the Class A-4 and Class A-5 Certificates, until the respective Class Certificate Balances thereof have been reduced to zero;

(b)

sequentially to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero; and

(B)

on each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, the Principal Distribution Amount in the following amounts and order of priority:

(a)

the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount to the Class A Certificates, until the respective Class Certificate Balances thereof are reduced to zero, as follows:

(i)

concurrently, pro rata by Class Certificate Balance, to the Class A-1, Class A-2 and Class A-3 certificates, until the respective Class Certificate Balances thereof have been reduced to zero; and

(ii)

to the Class A-4 and Class A-5 certificates, in the following order of priority: (A) to the Class A-4 certificates until the Class Certificate Balance there has been reduced to $36,000,000; and (B) concurrently, pro rata by Class Certificate Balance, to the Class A-4 and Class A-5 Certificates, until the respective Class Certificate Balances thereof have been reduced to zero;

(b)

the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(c)

the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount to the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(d)

the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above, and (y) the Class B-1 Principal Distribution Amount to the Class B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(e)

the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class B-1 Certificates in clause (ii)(B)(d) above, and (y) the Class B-2 Principal Distribution Amount to the Class B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

(f)

the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class B-1 Certificates in clause (ii)(B)(d) above and to the Class B-2 Certificates in clause (ii)(B)(e) above, and (y) the Class B-3 Principal Distribution Amount to the Class B-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(iii)

any amount remaining after the distributions in clauses (i) and (ii) above shall be distributed in the following order of priority:

(A)

to the holders of the Class M-1 Certificates, any Unpaid Interest Amount for such Class;

(B)

to the holders of the Class M-2 Certificates, any Unpaid Interest Amount for such Class;

(C)

to the holders of the Class B-1 Certificates, any Unpaid Interest Amount for such Class;

(D)

to the holders of the Class B-2 Certificates, any Unpaid Interest Amount for such Class;

(E)

to the holders of the Class B-3 Certificates, any Unpaid Interest Amount for such Class;

(F)

to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for such Distribution Date;

(G)

from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates for such Distribution Date to the Offered Certificates in the same order and priority in which Accrued Certificate Interest Distribution Amount is allocated among those Classes of Certificates (with the allocation to the Class A Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts);

(H)

 [Reserved]

(I)

to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(H); and

(J)

to the holders of the Class R Certificates, any remaining amount.

(b)

If on any Distribution Date, as a result of the allocation rules set forth in clause (i)(A) above, any Class of Class A Certificates does not receive the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then that unpaid amount shall be recoverable by the holders of those Classes, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above.  In the event the Class Certificate Balance of any Class of Certificates has been reduced to zero (and is not subsequently increased as a result of any Subsequent Recoveries), that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts.

(c)

On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed to the holders of the Class P Certificates.  In addition, on the Distribution Date in September 2007, the Class P Certificates shall be entitled to receive $100.00 in retirement of the principal balance of the REMIC regular interest represented by Class P, which distribution shall be made immediately before any distribution pursuant to Section 4.02(a)(iii)(I) on such Distribution Date.

Section 4.03

Monthly Statements to Certificateholders.  (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Servicer, the Master Servicer, the Trustee, the Depositor and each Rating Agency a statement based substantially on information provided by the Master Servicer (which information will, in turn, be based substantially on information provided by the Servicer and the Underlying Servicer in the related Servicer Remittance Reports) setting forth with respect to the related distribution:

(i)

the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii)

the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(iii)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

(iv)

the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)

the Pool Scheduled Principal Balance for the following Distribution Date;

(vi)

the amount of the Servicing Fees paid to or retained by the Servicer or Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

(vii)

the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(viii)

the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

(ix)

the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(x)

for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

(xi)

with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Scheduled Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

(xii)

the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xiii)

whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

(xiv)

the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(xv)

in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

(xvi)

the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

(xvii)

the Overcollateralized Amount and Specified Overcollateralized Amount;

(xviii)

the amount distributed on the Class P Certificates;

(xix)

the Cumulative Loss Percentage;

(xx)

the amount distributed on the Class X Certificates; and

(xxi)

the amount of any Subsequent Recoveries for such Distribution Date.

(b)

The Securities Administrator’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer, the Master Servicer, the Trustee and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer.  In addition, the Master Servicer’s responsibility for providing the information contained in the above statement to the Securities Administrator is limited to the availability, timeliness and accuracy of the information derived from the Servicer and the Underlying Servicer.  Upon receipt, the Securities Administrator will provide the above statement via the Securities Administrator’s internet website.  The Securities Administrator’s website will initially be located at http://www.jpmorgan.com/sfr and assistance in using the website can be obtained by calling the Securities Administrator’s investor relations desk at (877) 722-1095.

A paper copy of the above statement will also be made available upon request.

(c)

Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)

Not later than the Reporting Date, the Servicer shall furnish to the Securities Administrator and the Master Servicer a monthly remittance advice statement (in a format mutually agreed upon by the Servicer, the Securities Administrator and the Master Servicer) containing such information as shall be reasonably requested by the Securities Administrator or the Master Servicer to provide the reports required by Section 4.03(a) or perform the calculations referred to in Section 4.02 as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the “Servicer Remittance Report”).

The Servicer shall furnish to the Master Servicer and the Securities Administrator an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Master Servicer no later than the Reporting Date, which report shall contain the following:

(i)

with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

(ii)

with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

(iii)

the amount of servicing compensation received by the Servicer during the prior distribution period;

(iv)

the individual and aggregate Scheduled Principal Balance of the Mortgage Loans;

(v)

the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11;

(vi)

the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(vii)

each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

(viii)

with respect to each Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

(ix)

any other information reasonably required by the Securities Administrator or the Master Servicer to enable it to prepare the monthly statement referred to in Section 4.03(a) or perform the calculations referred to in Section 4.02.

(e)

[Reserved].

(f)

[Reserved].

Section 4.04

Certain Matters Relating to the Determination of LIBOR.  LIBOR shall be calculated by the Securities Administrator in accordance with the definition of “LIBOR.”  Until all of the LIBOR Certificates are paid in full, the Securities Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date.  The Trustee initially shall designate the Reference Banks (after consultation with the Depositor).  Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London.  If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor).  The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.  The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR.  The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Securities Administrator.

Section 4.05

Allocation of Applied Realized Loss Amounts.  Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof.  In the event Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Principal Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.  Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).  When the Class Principal Balance of each Class of Subordinated Certificates has been reduced to zero, Applied Realized Loss Amounts shall be allocated pro rata to each Class of Class A Certificates; provided, however, that the Class Principal Balances of the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates shall not be reduced by such amounts until the final Distribution Date.  The Class Principal Balance of the Class A-3 Certificates shall be reduced by losses allocable to the Class A-2 and Class A-3 Certificates, until the Class Principal Balance thereof has been reduced to zero.

ARTICLE V

THE CERTIFICATES

Section 5.01

The Certificates.  The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Securities Administrator or (y), in the event that no wire instructions are provided to the Securities Administrator, by check mailed by first Class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their authentication.  On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02

Certificate Register; Registration of Transfer and Exchange of Certificates.  (a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Securities Administrator shall authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.  In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee.  The Trustee shall have no liability regarding the lack of notice with respect thereto.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)

No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I (the “Rule 144A Letter”) or (ii) in the case of the Class X Certificates, there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act.  In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee, the Servicer and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Depositor, the Servicer, the Master Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Securities Administrator, the Depositor, the Master Servicer or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

The Class R Certificate may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter.  The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Securities Administrator, or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates.  None of the Servicer, the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f)

Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing.  Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.  No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03

Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Master Servicer and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04

Persons Deemed Owners.  The Master Servicer, the Trustee, the Depositor and any agent of the Master Servicer, the Depositor, the Securities Administrator or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the Securities Administrator, the Depositor or any agent of the Master Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

Section 5.05

Access to List of Certificateholders’ Names and Addresses.  If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06

Maintenance of Office or Agency.  The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange.  The Trustee initially designates the offices of its agent for such purposes, located at 4 New York Plaza, 1st Floor Window, New York, New York 10004.  The Trustee will give prompt written notice to the Certificateholders, the Depositor and the Master Servicer of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR AND THE SERVICER

Section 6.01

Respective Liabilities of the Depositor and the Servicer.  The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02

Merger or Consolidation of the Depositor or the Servicer.  Subject to the following paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the LIBOR Certificates.

Section 6.03

Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.  Neither the Depositor, the Servicer, the Master Servicer nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer and the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer and the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Master Servicer or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Master Servicer and the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account or Master Servicer Account, as applicable.

Section 6.04

Limitation on Resignation of the Servicer.  The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer, the Depositor, the Master Servicer and the Trustee or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Master Servicer, the Securities Administrator and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Master Servicer and the Trustee.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder.

Section 6.05

Additional Indemnification by the Servicer; Third Party Claims.  The Servicer shall indemnify the Depositor, the Master Servicer, the Securities Administrator and the Trustee and any Affiliate, director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer of (i) any of its representations and warranties referred to in Section 2.03, (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  The Servicer immediately shall notify the Depositor, the Master Servicer and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor or the Trustee in respect of such claim.

ARTICLE VII

DEFAULT

Section 7.01

Events of Default.  “Event of Default,” wherever used herein, means any one of the following events:

(a)

any failure by the Servicer to remit to the Master Servicer or the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee or the Master Servicer, or to the Servicer, the Master Servicer, Depositor, the Trustee or the Master Servicer by Certificateholders entitled to at least 25% of the Voting Rights; or

(b)

the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee or the Master Servicer, or to the Servicer, the Depositor, the Master Servicer, and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the Servicer, the cure period may be extended for an additional 30 days upon delivery by the Servicer to the Trustee and the Master Servicer of a certificate to the effect that the Servicer believes in good faith that the failure or breach can be cured within such additional time period and the Servicer is diligently pursuing remedial action; or

(c)

the failure by the Servicer, on a timely basis, to deliver the Servicer Remittance Report to the Trustee, and in each case such failure continues uncured for more than 30 days after written notice of such failure; or

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(e)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(f)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g)

[Reserved]; or

(h)

any failure of the Servicer to make any Monthly Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Servicer Remittance Date; or

(i)

[Reserved]; or

(j)

[Reserved]; or

(k)

[Reserved]; or

(l)

a breach of any representation and warranty of the Servicer referred to in Section 2.03, which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee, by the Depositor or the Master Servicer or to the Servicer, the Trustee, the Master Servicer and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

(m)

Moody’s reduces its servicer rating of the Servicer to “SQ4” or lower or Standard & Poor’s reduces its servicer rating of the Servicer to “below average” or lower.

If an Event of Default described in clauses (a) through (m) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Securities Administrator may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Securities Administrator shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans serviced by the Servicer and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Securities Administrator shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses (b) through (m) of this Section 7.01 unless and until the Responsible Officer of the Securities Administrator has actual knowledge of the occurrence of such an Event of Default.  In the event that the Responsible Officer of the Securities Administrator has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Securities Administrator shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default.  Notwithstanding any other provision of this Agreement, any remedy with respect to clauses (a) or (h) of this Section 7.01 shall be effective only if taken no later than 8:00 AM Eastern time on the Business Day immediately following (i) with respect to clause (a) of this Section 7.01, the date of written notice to the Servicer, or (ii) with respect to clause (h) of this Section 7.01, the related Servicer Remittance Date.  On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer.  The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII.  The Servicer agrees to cooperate with the Securities Administrator in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Securities Administrator of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and reimbursement for all outstanding Monthly Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement.  In addition, the Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

Section 7.02

[Reserved].

Section 7.03

Notification to Certificateholders.

(a)

Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01

Certain Duties and Responsibilities.

(a)

The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and the banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement.  Notwithstanding anything to the contrary herein, the appointment by the Trustee of JPMorgan Chase Bank as Securities Administrator to perform the duties and obligations specifically set herein, and any other duties and obligations as may be set forth in a letter agreement between JPMorgan Chase Bank and the Trustee, shall not release the Trustee from its duty to perform such duties and obligations hereunder.  The Trustee, in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Agreement.  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Master Servicer, the Securities Administrator or the Depositor hereunder.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactory corrected instrument.

(b)

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

this subsection shall not be construed to limit the effect of Section 8.01(a);

(ii)

the Trustee shall not be liable for any error of judgment made in good faith by Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in Percentage Interest of the Certificates of the affected Class or Classes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

(iv)

prior to the occurrence of an Event of Default, Master Servicer Event of Default or Underlying Servicer Event of Default of which Responsible Officer of the Trustee shall have actual knowledge, and after the curing of all such Events of Default Master Servicer Event of Default or Underlying Servicer Event of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(v)

the Trustee shall not be required to take notice or be deemed to have notice or knowledge or any default or Event of Default Master Servicer Event of Default or Underlying Servicer Event of Default unless an Responsible Officer of the Trustee shall have received written notice thereof.  In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default Master Servicer Event of Default or Underlying Servicer Event of Default; and

(vi)

the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust other than from funds available in the Distribution Account and (D) to confirm or verify the contents of any reports or certificates of any Servicer or any other Person delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(b)

Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

(c)

No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or the Depositor under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

(d)

The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

(e)

The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

Section 8.02

Certain Rights of the Trustee.

Except as otherwise provided in Section 8.01:

(a)

the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)

any request or direction of the Depositor, or the holders of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

(c)

whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an officer's certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(d)

the Trustee may consult with counsel, and any advice or opinion of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)

the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action;

(g)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care;

(h)

the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Responsible Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

(i)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(j)

pursuant to the terms of this Agreement, the Servicer is required and the Purchaser shall cause the Underlying Servicer to furnish to the Trustee from time to time certain information and to make various calculations which are relevant to the performance of the Trustee's duties under this Agreement.  The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, unless and until an Responsible Officer of the Trustee has actual knowledge, or is advised by any Certificateholder (either in writing or orally with prompt written or telecopier confirmation), that such information or calculations is or are incorrect; and

(k)

the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 8.03

Trustee Not Responsible for Recitals or Issuance of Certificates.

The recitals and representations contained herein and in the Certificates, except any such recitals and representations made by the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Mortgage Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, either of the Sellers or any Servicers in respect of the Mortgage Loans or deposited into or withdrawn from the related Collection Account, the Master Servicer Account or the Distribution Account by the Depositor, any Servicer or either of the Sellers, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns for the Trust or to record this Agreement.  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Responsible Officer of the Trustee shall have received written notice thereof or an Responsible Officer has actual knowledge thereof.  In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

Section 8.04

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05

Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Depositor and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

Section 8.06

Compensation and Reimbursement; No Lien for Fees.

The Trustee shall be paid its fees by the Securities Administrator pursuant to a separate agreement.  The Trustee shall have no lien on the Trust Fund for the payment of such fees and expenses.

Section 8.07

Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, acceptable to the Depositor and having a deposit rating of at least “A2” by Moody's (or such lower rating as may be acceptable to Moody's), and deposit rating of “A” (and a short-term rating of “A-1” or better) by Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's).  If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, it shall, upon the request of the Depositor, resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 8.08

Resignation and Removal; Appointment of Successor.

(a)

No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor trustee under Section 8.09.

(b)

The Trustee, or any trustee or trustees hereafter appointed, may resign from the duties and obligations hereby imposed on it by this Agreement at any time by giving sixty (60) days' prior written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Depositor, the Servicer, the Underlying Servicer and the Certificateholder at their addresses appearing on the Register.  Additionally, a copy of such notice shall be sent by the resigning Trustee to the Rating Agencies.  Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees acceptable to the Certificateholder of a majority in Percentage Interest of the Offered Certificates then Outstanding) by written instrument, in duplicate, executed on behalf of the Trust by an Responsible Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees.  If no successor trustee shall have been appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Certificateholder may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.  No resignation of the Trustee under this Section 8.08(b) shall become effective until the appointment of a successor trustee.

(c)

If at any time the Trustee shall cease to be eligible under Section 8.07 and shall fail to resign after written request therefor by the Depositor, the Depositor may remove the Trustee and appoint a successor by written instrument, in duplicate, executed on behalf of the Trust by an Responsible Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(d)

The Holders of a majority of the Percentage Interests represented by the Class A Certificates or, if the Class A Certificates are not then Outstanding, by a majority of the Percentage Interests represented by the Class M Certificates, or if there are no Class A Certificates or Class M Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class B Certificates), may at any time remove the Trustee and appoint a successor trustee acceptable to the Depositor by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor and to the Servicer copies of the record of the act taken by the Certificateholders, as provided for in Section 12.08.  All expenses incurred by the Trustee in connection with its removal pursuant to this clause (d) shall be reimbursed to it from amounts on deposit in the Distribution Account within 30 days of request therefor.

(e)

If the Trustee fails to perform its duties in accordance with the terms of this Agreement, becomes ineligible pursuant to Section 8.07 to serve as Trustee, or becomes subject to any bankruptcy, insolvency, reorganization or similar proceedings under any law, the Depositor, with the consent of the Holders of a majority of the Percentage Interests represented by the Class A Certificates, or, if the Class A Certificates are not then Outstanding, by a majority of the Percentage Interests represented by the Class M Certificates, or if there are no Class A Certificates or Class M Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class B Certificates), may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, signed by the Depositor duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed and one complete set to the successor Trustee so appointed.

(f)

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Depositor shall promptly appoint a successor trustee acceptable to the Holders of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class M Certificates (or if there are no Class A Certificates or Class M Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class B Certificates).  If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the holders of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding, or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class M Certificates, or if there are no Class M Certificates then Outstanding, by such majority of the Percentage Interest represented by the Class B Certificates, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor.  If no successor trustee shall have been so appointed by the Depositor or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(g)

The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Servicer, the Underlying Servicer, the Underlying Servicer, the Rating Agency and to the Holders as their names and addresses appear in the Register.  Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

Section 8.09

Acceptance of Appointment by Successor Trustee.

Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder.  Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.09, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Holders at their last addresses appearing upon the Register.  The Depositor shall send a copy of such notice to the Servicer, the Underlying Servicer and each Rating Agency.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor trustee shall cause such notice to be mailed at the expense of the Trust.

No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article VIII.

Section 8.10

Merger, Conversion, Consolidation or Succession to Business of the Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article VIII.  In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

Section 8.11

Tax Matters.

It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.

Section 8.12

Liability of the Trustee.

The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein.  Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Depositor, the Servicer, any Underlying Servicer or any Holder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Distribution Account (except for any losses on obligations on which the bank serving as the Trustee is the obligor).  In addition, the Depositor and the Trust covenant and agree to indemnify the Trustee, and when the Trustee is acting as Servicer, the Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable legal fees and expenses) of whatsoever kind arising out of or in connection with the performance by the Trustee of its duties hereunder other than those resulting from the willful misconduct, malfeasance, negligence or bad faith of the Trustee, and the Depositor shall pay all amounts not otherwise paid from the Trust pursuant to Sections 4.02 and 6.05.  The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.  The provisions of this Section 8.12 shall survive the termination of this Agreement, the termination or resignation of the Trustee and the payment of the outstanding Certificates.

Section 8.13

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Depositor to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Fund or separate Trustee or separate Trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.12, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee subject to reasonable approval of the Depositor alone shall have the power to make such appointment.  No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.08 and no notice to Holders of the appointment of any co-Trustee or separate Trustee shall be required under Section 8.09.

Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

(i)

All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

(ii)

No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

(iii)

The Servicer, the Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them.  Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 8.12.  Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 8.14

Appointment of Custodian.

The Trustee may, with the consent of the Depositor and each Rating Agency, appoint one or more custodians to hold all or a portion of the Custodial File as agent for the Trustee by entering into a custodial agreement.  The Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders.  Each custodian shall be a depository institutions subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Custodial File.

Section 8.15

Tax Classification of the Excess Reserve Fund Account.

For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E, Part I of subchapter J of the Code.  The Trustee shall treat the rights that each Class of Offered Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each such Class and beneficially owned by each such Class through the grantor trust.  Accordingly, each Class of Offered Certificates will be comprised of two components – an Upper-Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificates will be comprised of two components – an Upper-Tier Regular Interest, and ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts.  The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor.

ARTICLE IX

TERMINATION

Section 9.01

Termination upon Liquidation or Purchase of the Mortgage Loans.  Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, the Servicer at the direction of the Majority Class X Certificateholder, of all Mortgage Loans (and REO Properties) at the price equal to the sum of 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, together with any unpaid remaining Basis Risk Carry Forward Amounts, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Person seeking to purchase such Mortgage Loans, at the expense of such Person, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate (“Termination Price”) and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 9.02

Final Distribution on the Certificates.  If on any Servicer Remittance Date, the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder.  If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor, the Master Servicer, the Securities Administrator and the Trustee of the date the Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.  The Servicer shall be entitled to reasonably rely on a representation from the Majority Class X Certificateholder that it is the Majority Class X Certificateholder and is entitled under this Agreement to direct the Servicer to terminate the Trust Fund.

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution.  Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event such Notice of Final Distribution is given and the Person electing to terminate the Trust Fund is the Servicer (at the direction of the Majority Class X Certificateholder), the Majority Class X Certificateholder shall remit the applicable Termination Price in immediately available funds to the Servicer at least two Business Days prior to the applicable Distribution Date, and, upon receipt of such funds from the Majority Class X Certificateholder, the Servicer shall promptly deposit such funds in the applicable Collection Account.  During the time such funds are held in such Collection Account, such funds shall be invested, at the direction of the Majority Class X Certificateholder, in Permitted Investments, and the Majority Class X Certificateholder shall be entitled to all income from such investments, and shall be responsible for, and shall reimburse the Servicer for all losses from such investments.  The Majority Class X Certificateholder shall be obligated to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the Class X Certificateholder and shall indemnify and hold harmless the Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Servicer’s termination of the Trust Fund at the direction of the Class X Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer’s negligence, bad faith or willful misconduct.  In connection with any such termiation of the Trust Fund, the Servicer shall cause all funds in the Collection Account, including the applicable Termination Price for the Mortgage Loans and REO properties if the Servicer is electing to terminate the Trust Fund remitted to the Master Servicer Account and the Master Servicer shall cause all funds in the Master Servicer Account to be remitted to the Securities Administrator for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date.  Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Person electing to terminate the Trust Fund, or its designee, the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer (including all unreimbursed Advances and any Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Underlying Servicer, the Master Servicer, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 9.03

Additional Termination Requirements.  In the event the Majority Class X Certificateholder or the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a)

The Trustee shall sell all of the assets of the Trust Fund to the Majority Class X Certificateholder or the Servicer, as applicable, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

(b)

The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Majority Class X Certificateholder or the Servicer, as applicable.

Section 9.04

Termination and Substitution of Underlying Servicer.

Upon the occurrence of any Underlying Servicer Event of Default for which an Underlying Servicer may be terminated pursuant to the related Underlying Servicing Agreement, the Master Servicer, in accordance with Section 10.01(a) hereof, may, and shall, at the direction of the Certificateholders holding 66% of the Voting Rights, terminate such Servicing Agreement.  The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by an Underlying Servicing Event of Default may waive such Underlying Servicer Event of Default; provided, however, that (a) an Underlying Servicer Event of Default with respect to any Servicer’s obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Underlying Servicer Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder.  Subject to the conditions set forth below in this Section 8.04, the Master Servicer, at the direction of the Certificateholders holding 66% of the Voting Rights, shall, concurrently with such termination, either assume the duties of the terminated Underlying Servicer under the applicable Underlying Servicing Agreement or appoint another servicer to enter into such Underlying Servicing Agreement.

Notwithstanding the foregoing, the Master Servicer may not terminate an Underlying Servicer without cause unless the Master Servicer or a successor servicer is appointed concurrently with such termination.  There may be a transition period of not longer than 90 days prior to the effective date of the servicing transfer to the successor servicer or Master Servicer, as applicable, provided, however, that during such transition period, the Master Servicer or successor servicer shall use commercially reasonable efforts to perform the duties of the Servicer in its capacity as successor servicer.

If the Master Servicer terminates an Underlying Servicer, the Master Servicer may name another mortgage loan service company acceptable to each Rating Agency and such mortgage loan service company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Underlying Servicer under such Underlying Servicing Agreement.  Such successor Underlying Servicer shall be a mortgage loan servicing institution, with a net worth of at least $25,000,000.  In the event that the Master Servicer cannot appoint a substitute Underlying Servicer, it shall petition a court of competent jurisdiction for the appointment of a substitute servicer meeting the foregoing requirements.

In the event any Underlying Servicer resigns or is terminated as provided above and the Master Servicer has not appointed a successor servicer (or no successor servicer has accepted such appointment) prior to the effective date of such resignation or termination, then the Master Servicer shall serve as successor servicer and shall succeed to, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such servicer under the terminated Underlying Servicing Agreement until another successor servicer has been appointed and has accepted its appointment.  In no event shall the Master Servicer be deemed to have assumed the obligations of an Underlying Servicer to purchase any Mortgage Loan from the Trust pursuant to any Underlying Servicing Agreement or any obligations of the Underlying Servicer which were incurred thereunder prior to the date the Master Servicer assumes the obligations of the Underlying Servicer under such Underlying Servicing Agreement.  As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which such Underlying Servicer would have been entitled if the Underlying Servicing Agreement with such Underlying Servicer had not been terminated.

No Certificateholder, solely by virtue of such holder’s status as a Certificateholder, will have any right under this Agreement to institute any proceeding with respect to this Agreement or any Underlying Servicing Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Certificateholders evidencing at least 25% of Voting Rights have made written request upon the Trustee to institute such proceeding in its own name and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Section 9.05

Notification to Certificate Holders.

(a)

Upon any termination pursuant to Section 9.04 or appointment of a successor to any Underlying Servicer or the Master Servicer, the Securities Administrator shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Underlying Servicer Event of Default involving any Underlying Servicer, the Securities Administrator shall transmit by mail to all Holders of Certificates and each Rating Agency, the Trustee and the Master Servicer notice of each such Underlying Servicer Event of Default or occurrence known to a Responsible Officer of the Securities Administrator unless such default shall have been cured or waived.

ARTICLE X

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
BY THE MASTER SERVICER

Section 10.01

Duties of the Master Servicer; Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)

The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of the Servicer under this Agreement and the Underlying Servicer under the Underlying Servicing Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicer and the Underlying Servicer to duly and punctually to perform their duties and obligations thereunder.  For the purposes of this Article X and unless otherwise indicated, “Servicer” and “Servicers” shall mean the Servicer and the Underlying Servicer and “Agreement” shall mean this Agreement and the Underlying Servicing Agreement.  Upon the occurrence of an Event of Default or an Underlying Servicer Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default.  So long as any such default shall be continuing, the Master Servicer may (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against such Servicer; (iii) waive any such default under the Servicing Agreement in accordance with the terms hereof or (iv) take any other action with respect to such default as is permitted thereunder.  Except as otherwise set forth herein, the Master Servicer shall have no duty to supervise any Servicer’s activities related to the servicing or administration of defaulted or delinquent Mortgage Loans or the management and disposition of any REO Properties.

(b)

The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted by the related Servicing Agreement, seek reimbursement therefor initially from the terminated Servicer.  In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out of pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from a Servicer to the Master Servicer or any other successor servicer.

(c)

If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Servicer.

(d)

None of the Depositor, the Securities Administrator nor the Trustee shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under any Servicing Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

Section 10.02

Maintenance of Fidelity Bond and Errors Omissions Insurance.

(a)

The Master Servicer shall maintain with responsible companies, at its own expense, a blanket fidelity bond (the “Fidelity Bond”) and an errors and omissions insurance policy (the “Errors and Omissions Insurance Policy”), with broad coverage on all directors, officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Master Servicing Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Master Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Master Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Master Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 10.02 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae or Freddie Mac.  Upon the request of the Securities Administrator, the Master Servicer shall cause to be delivered to the Securities Administrator a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trustee.  The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with the provisions of the applicable Underlying Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of the certificates and notices referred to in clause (ii) to the Securities Administrator upon its request.

(b)

The Master Servicer shall promptly report to the Securities Administrator any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Securities Administrator, on request, certificates evidencing that such bond and insurance policy are in full force and effect.  The Master Servicer shall promptly report to the Securities Administrator, to the best of its knowledge, all cases of forgery, theft, embezzlement, fraud, errors or omissions, if such events involve funds relating to the Mortgage Loans.  The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance.  If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Securities Administrator.  Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Distribution Account.  Any amounts relating to the Mortgage Loans collected by any Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 10.03

Representations and Warranties of the Master Servicer.

(a)

The Master Servicer hereby represents and warrants to the Depositor, the Servicer, Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(iv)

it is a corporation validly existing and in good standing under the laws of New Jersey, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(v)

the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(vi)

this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vii)

the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(viii)

the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(ix)

no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(x)

the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA and FHLMC approved seller/servicer;

(xi)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(xii)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)

It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor, Securities Administrator, the Servicer and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 10.03(a) above.  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 10.03 to indemnify the Depositor, Securities Administrator, the Servicer and the Trustee constitutes the sole remedy of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, the Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

Section 10.04

Master Servicer Events of Default.

Each of the following shall constitute a Master Servicer Event of Default:

(a)

any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee;

(b)

failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee;

(c)

failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located if such license is required;

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(e)

the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(f)

the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

(g)

an affiliate of the Master Servicer that performs any back-up servicer duties of the Master Servicer or any servicing duties assumed by the Master Servicer as successor servicer under any Servicing Agreement ceases to meet the qualifications of a FNMA or FHLMC servicer;

(h)

the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Trustee, Securities Administrator and the Depositor; or

(i)

the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments.  Upon written request from the Trustee or the Master Servicer, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor’s possession all such documents, together with any Mortgage Files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer’s sole expense.  The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Master Servicer Account or are thereafter received with respect to the Mortgage Loans.

Section 10.05

Waiver of Default

By a written notice, the Trustee may waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 10.06

Successor to the Master Servicer.

Upon termination of the Master Servicer’s responsibilities and duties under this Agreement, the Trustee shall appoint a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the Master Servicer Fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder.  In the event that the Master Servicer’s duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor.  The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 10.03(a) hereof and the remedies available to the Trustee under Section 10.03(b) hereof, it being understood and agreed that the provisions of Section 10.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Monthly Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder.  In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer.  As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer under these Standard Terms, including the fees and other amounts payable pursuant to Section 10.07 hereof.

Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 10.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer’s actions or failure to act prior to any such termination or resignation.

Upon a successor’s acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

Section 10.07

Fees and Other Amounts Payable to the Master Servicer.

Pursuant to Section 3.11, the Master Servicer shall be entitled to either retain or withdraw from the Master Servicer Account, (i) the Master Servicing Fee, (ii) amounts necessary to reimburse itself for any previously unreimbursed Advances and any Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) an aggregate annual amount to indemnify the Master Servicer for amounts due in accordance with Sections 10.01(b), 10.11 and 10.12, and (iv) any other amounts which it is entitled to receive hereunder for reimbursement, indemnification or otherwise.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 10.08

Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and FHLMC (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and FHLMC guidelines) and (ii) have a net worth of not less than $25,000,000.

Section 10.09

Resignation of the Master Servicer.

Except as otherwise provided in Sections 10.08 and 10.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

Section 10.10

Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of Freddie Mac; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the Master Servicer Fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

Section 10.11

Limitation on Liability of the Master Servicer.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, Securities Administrator, the Servicer or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Account in accordance with the provisions of Section 10.07 and Section 10.12.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers in this Agreement.

Section 10.12

Indemnification; Third Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Servicer, Securities Administrator and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Servicer, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement.  The Depositor, Securities Administrator, the Servicer and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Servicer or the Trustee to indemnification under this Section 10.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement, the Servicing Agreements, any Assignment Agreement, any custodial agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in this Agreement or (ii) the Master Servicer’s willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement.  The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account.

ARTICLE XI

Section 11.01

Certain Matters Affecting the Securities Administrator.

(a)

Except as otherwise provided herein:

(b)

the Securities Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Further, the Securities Administrator may accept a copy of the vote of the board of directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Securities Administrator of written notice to the contrary;

(i)

the Securities Administrator may, in the absence of bad faith on its part, rely upon an officer’s certificate of the appropriate Person whenever in the administration of this Agreement the Securities Administrator shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

(ii)

the Securities Administrator may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(iii)

the Securities Administrator shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)

the Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the this Agreement;

(v)

the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require indemnity against such expense or liability as a condition to taking any such action;

(vi)

the Securities Administrator may execute any of the trusts or powers under this Agreement or perform any duties hereunder either directly or by or through agents or attorneys and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement, provided that any agent appointed by the Securities Administrator hereunder shall be entitled to all of the protections of the Securities Administrator under this Agreement;

(vii)

whenever the Securities Administrator is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so hereunder;

(viii)

the permissive right or authority of the Securities Administrator to take any action enumerated in this Agreement shall not be construed as a duty or obligation;

(ix)

the Securities Administrator shall not be deemed to have notice of any matter, including without limitation any Event of Default, Master Servicer Event of Default or Underlying Servicer Event of Default unless one of its Responsible Officers has actual knowledge thereof or unless written notice thereof is received by the Securities Administrator at its Corporate Trust Office and such notice references the applicable Certificates generally, the Servicer or applicable Underlying Servicer, the Trust or this Agreement;

(x)

the Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers (except with respect to its obligation to make Monthly Advances pursuant to Section 4.01 in the event the Master Servicer fails to make such Monthly Advances as required) if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, any Underlying Servicer or the Master Servicer under this Agreement except with respect to its obligation to make Monthly Advances pursuant to Section 4.01 in the event the Master Servicer fails to make such Monthly Advances as required;

(xi)

subject to the other provisions of this Agreement and without limiting the generality of this Section 11.01, the Securities Administrator shall not have any duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see the maintenance of any such recording of filing or depositing or to any rerecording, refiling or redepositing any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer or any Underlying Servicer delivered to the Securities Administrator pursuant to this Agreement believed by the Securities Administrator to be genuine and to have been signed or presented by the proper party or parties;

(xii)

the Securities Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

(xiii)

anything in this Agreement to the contrary notwithstanding, in no event shall the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Securities Administrator may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Securities Administrator shall be brought in name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Securities Administrator, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

(d)

The Securities Administrator shall make an election that each of the Pooling-Tier REMIC and the Upper-Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law).

(e)

The Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a “Non-Permitted Transferee”), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax).

(f)

The Securities Administrator shall, to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions.

(g)

The Securities Administrator shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder.

(h)

The Securities Administrator shall maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

(i)

The Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Securities Administrator shall treat the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Offered Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as an obligations of any Trust REMIC created hereunder, for federal income tax purposes.

To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans.  Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account.  Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder of an Offered Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Offered Certificateholder between such right and the related Upper-Tier Regular Interest.  Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement.  The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

If any tax is imposed on “prohibited transactions” of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Pooling Tier-REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Securities Administrator if such tax arises out of or results from negligence of the Securities Administrator in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, or (iii) in all other cases, or if the Securities Administrator or the Servicer fails to honor its obligations under the preceding clause (i) or (ii) any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

Section 11.02

Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained in this Agreement and in the Certificates (other than the signature of the Securities Administrator and the representations and warranties made in Section 11.07 hereof) shall be taken as the statements of the Depositor, and the Securities Administrator assumes no responsibility for their correctness.  The Securities Administrator makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document.  The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from any Collection Account, the Master Servicer Account or the Distribution Account other than any funds held by or on behalf of the Securities Administrator in accordance with Sections 3.11 and 3.12.

Section 11.03

Securities Administrator May Own Certificates.  The Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Securities Administrator.

Section 11.04

Securities Administrator’s Expenses.

The Securities Administrator shall be entitled to reimbursement for all reasonable expenses and disbursements incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith, willful misconduct or breach of contract by the Securities Administrator or that is not an “unanticipated expense” within the meaning of Treasury Regulation Section 1.8606-(1)(b)(3)(ii).  On each Distribution Date, the Securities Administrator may withdraw from the amount on deposit in the Distribution Account, its expenses (subject to the limits set forth therein).  The Securities Administrator, the Custodian and any director, officer, employee or agent of the Securities Administrator and the Custodian shall be indemnified and held harmless by the Trust against any loss, liability or expense thereof, including reasonable attorney's fees, incurred, arising out of or in connection with this Agreement, any custody agreement or the Certificates, including, but not limited to, any such loss, liability, or expense incurred in connection with any legal action against the Trust or the Securities Administrator or any director, officer, employee or agent thereof, or the performance of any of the Securities Administrator's duties under this Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith, negligence, willful misconduct or breach of contract in the performance of duties under this Agreement or by reason of reckless disregard of obligations and duties under this Agreement.  The provisions of this Section 11.04 shall survive the resignation or removal of the Securities Administrator.  In addition, the Securities Administrator will be entitled to the Securities Administrator Fee.

Section 11.05

Reporting; Withholding.

(a)

The Securities Administrator shall timely provide to the Certificateholders the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Certificateholders, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

(b)

As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in subsection (a) above, the Securities Administrator shall timely file all reports prepared by the Depositor and required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed by the Certificateholders, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs.  Furthermore, the Securities Administrator shall report to the Certificateholders, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Securities Administrator by the Depositor with respect to such allocation of expenses.  The Securities Administrator shall, upon request of the Depositor, collect any forms or reports from the Certificateholders determined by the Depositor to be required under applicable federal, state and local tax laws.

(c)

The Depositor covenants and agrees that it shall provide to the Securities Administrator any information necessary to enable the Securities Administrator to meet its obligations under Section 11.05(a) and (b).

(d)

Except as otherwise provided, the Depositor shall have the responsibility for preparation of all returns, forms, reports and other documents referred to in this Section 11.05 and the Securities Administrator's responsibility shall be to execute such documents.

Section 11.06

Resignation and Removal of the Securities Administrator.

The Securities Administrator may at any time resign and be discharged from the trusts created pursuant to this Agreement by giving written notice thereof to the Depositor, the Master Servicer, the Trustee, the Servicer and to all Certificateholders.  Upon receiving such notice of resignation, the Trustee shall promptly appoint a successor securities administrator by written instrument, in triplicate, which instrument shall be delivered to the resigning Securities Administrator and to the successor securities administrator.  A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Servicer and each Underlying Servicer by the Trustee.  If no successor securities administrator shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor securities administrator.

The Trustee may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the Securities Administrator so removed and to the successor securities administrator.  If the Trustee executes such an instrument, then the Trustee shall deliver a copy of such instrument to the Certificateholders, the Depositor, the Servicer and each Underlying Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Trustee, the Securities Administrator so removed and the successor securities administrator so appointed.  A copy of such instrument shall be delivered to the Certificateholders, the Servicer and each Underlying Servicer by the Securities Administrator.

Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator pursuant to any of the provisions of this Section 11.06 shall not become effective until acceptance of appointment by the successor securities administrator as provided herein.

Section 11.07

Successor Securities Administrator.

Any successor securities administrator appointed as provided in Section 11.06 shall execute, acknowledge and deliver to the Trustee and to the predecessor securities administrator an instrument accepting such appointment under this Agreement and thereupon the resignation or removal of the predecessor securities administrator shall become effective and such successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as securities administrator therein.  The predecessor securities administrator shall deliver to the successor securities administrator, all Mortgage Loan Documents and related documents and statements held by it under this Agreement and the Trustee and the predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor securities administrator, all such rights, powers, duties and obligations.

Upon acceptance of appointment by a successor securities administrator as provided in this Section 11.07, the Trustee shall mail notice of the succession of such securities administrator under this Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register.

Notwithstanding anything to the contrary contained herein, the appointment of any successor securities administrator pursuant to any provisions of this Agreement will be subject to the prior written consent of the Trustee, which consent will not be unreasonably withheld.

Section 11.08

Representations and Warranties of the Securities Administrator.

The Securities Administrator hereby represents and warrants to the Depositor, the Master Servicer, the Servicer and the Trustee that as of the Closing Date or as of such other date specifically provided herein:

(a)

It is a New York banking corporation and has been duly organized, and is validly existing in good standing under the laws of the state of New York with full power and authority (corporate and other) to enter into and perform its obligations under this Agreement;

(b)

This Agreement has been duly executed and delivered by it, and, assuming due authorization, execution and delivery by the Depositor, constitutes a legal, valid and binding agreement of such entity, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(c)

The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof,

(d)

The execution and delivery of this Agreement by it have been duly authorized by all necessary corporate action on its part; neither the execution and delivery by it of this Agreement, nor consummation of the transactions therein contemplated, nor compliance by it with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of its articles of organization or by-laws or any law, governmental rule or regulation or any judgment, decree or order binding on it to its knowledge or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound; and

There are no actions, suits or proceedings pending or, to its knowledge, threatened or asserted against it, before or by any court, administrative agency, arbitrator or government body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in its judgment will be determined adversely to it and will if determined adversely to it materially adversely affect its ability to perform its obligations under this Agreement.

Section 11.09

Periodic Filings.

(a)

The Securities Administrator and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  Except as provided for in Section 11.09(b), the Securities Administrator shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Securities Administrator shall sign and file (via the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System) such Forms (other than the Form 10-K), if an officer of the Depositor signs the Certification pursuant to paragraph (b) of this Section 8.12, or otherwise on behalf of the Trust.  Notwithstanding the foregoing, the Securities Administrator shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

(b)

The Depositor shall prepare or cause to be prepared and file the current Report on Form 8-K attaching this Agreement as an exhibit and, thereafter, each Form 8-K shall be filed by the Securities Administrator within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto until such time as periodic reports under the Exchange Act are not required to be filed with the Commission.  On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations.  Such Form 10-K shall be signed by the Depositor and shall include as exhibits the Servicer’s annual statement of compliance described under Section 3.22 and the accountant’s report described under Section 3.23, in each case to the extent they have been timely delivered to the Securities Administrator.  If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator.  The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator’s inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith.  The Form 10-K shall also include a certification in the form attached hereto as Exhibit M (the “Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

(c)

In the event the Certification is to be signed by an officer of the Depositor, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Securities Administrator shall not undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K), and the Servicer shall sign a certification solely with respect to the Servicer (in the form attached hereto as Exhibit O) for the benefit of the Depositor, the Securities Administrator and their officers, directors and Affiliates in respect of items 4 and 5 of the Certification.  Each such certification shall be delivered to the Depositor and the Securities Administrator by March 20th of each year (or if not a Business Day, the immediately preceding Business Day).  The Certification attached hereto as Exhibit M shall be delivered to the Securities Administrator by March 25th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).  In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under this Section 11.09(c) or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Securities Administrator and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer’s obligations under this Section 11.09(c) or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Securities Administrator agrees in connection with a breach of the Securities Administrator’s obligations under this Section 11.09(c) or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Securities Administrator on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Securities Administrator as a result of the losses, claims, damages or liabilities of the Depositor and/or the Securities Administrator in such proportion as is appropriate to reflect the relative fault of the Depositor or the Securities Administrator, as the case may be, on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 11.09(c) or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

(d)

Upon any filing with the Securities and Exchange Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

(e)

Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file a Form 15 Suspension Notification with respect to the Trust.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus Supplement, (iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trustee, the Depositor, the Servicer, the Securities Administrator and the Master Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 662/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Securities Administrator shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee, the Securities Administrator, the Master Servicer or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

Section 12.02

Recordation of Agreement; Counterparts.  This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.04

Intention of Parties.  It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof.  It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 12.05

Notices.  (a)  The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.

Any material change or amendment to this Agreement;

2.

The occurrence of any Event of Default or Master Servicer Event of Default that has not been cured;

3.

The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

4.

The repurchase of Mortgage Loans pursuant to Sections 2.07 or 3.28; and

5.

The final payment to Certificateholders.

(b)

In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or GS Mortgage Securities Corp. or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:  Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer’s Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention:  Jonathan Collman), or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; (b) in the case of the Servicer to Ocwen Federal Bank FSB, 1675 Palm Beach Lakes Blvd., Suite 10A, West Palm Beach, Florida, 33401, Attention:  Secretary or such other address as may be hereafter furnished to the other parties hereto by the Servicer in writing; (c) in the case of the Trustee to the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the other parties hereto in writing; (d) in the case of the Master Servicer to Chase Manhattan Mortgage Company, 3415 Vision Drive, Columbus, Ohio  43219-0009, Attention: Diane Bentz; (e) in the case of the Securities Administrator to JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention:  Global Debt Services or such other address as may be hereafter furnished to the other parties hereto by the Securities Administration in writing and (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first Class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 12.06

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07

Assignment; Sales; Advance Facilities.  (a)  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may be assigned by the Servicer with the prior written consent of the Depositor, the Master Servicer and the Trustee.  In addition, for so long as the Servicer is acting as the Servicer hereunder (i) the Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) under which (A) the Servicer sells, assigns or pledges to an Advancing Person the Servicer’s rights under this Agreement to be reimbursed for any Monthly Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all Monthly Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to an Advance reimbursement amount so assigned or to the portion of the Servicing Fee so assigned; it being further understood that upon resignation or termination of the Servicer and reimbursement of all amounts due to the Servicer hereunder, the assignment of further Advance reimbursement rights to such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated with respect to amounts due related to this Agreement.  No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Monthly Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Monthly Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

(b)

Advance reimbursement amounts (“Reimbursement Amounts”) shall consist solely of amounts in respect of Monthly Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Monthly Advance(s) and/or Servicing Advance(s).

(c)

The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)

An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Monthly Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Monthly Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

(e)

Reimbursement Amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed Monthly Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (FIFO) basis.  Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such Reimbursement Amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Reimbursement Amount with respect to each Mortgage Loan.  The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Monthly Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

(f)

Any amendment to this Section 12.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 12.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor, the Master Servicer and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that:  (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

Section 12.08

Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Securities Administrator to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 12.09

Inspection and Audit Rights.  The Servicer agrees that on reasonable prior notice, it will permit any representative of the Depositor, the Master Servicer, the Securities Administrator or the Trustee during such Person’s normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the applicable Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Master Servicer or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any reasonable out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Master Servicer, the Securities Administrator or the Trustee of any right under this Section 12.09 shall be borne by the Servicer.

Nothing in this Section 12.09 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 11.09 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

Section 12.10

Certificates Nonassessable and Fully Paid.  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 12.11

Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 12.12

Limitation of Damages.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

*    *    *    *    *    *    *

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.,
as Depositor

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, solely as Trustee and not in its individual capacity

By:
Name:
Title:

JPMORGAN CHASE BANK,
as Securities Administrator

By:
Name:
Title:

JPMORGAN CHASE BANK,
as Custodian

By:
Name:
Title:

OCWEN FEDERAL BANK FSB,
as Servicer

By:
Name:
Title:

CHASE MANHATTAN MORTGAGE COMPANY,
as Master Servicer

By:
Name:
Title:

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE I-A

Bank of America Mortgage Loans

SCHEDULE I-B

GMACM Mortgage Loans

SCHEDULE II

GSAMP Mortgage Loan Trust 2004-SD1,
Mortgage Pass-Through Certificates

Representations and Warranties of Ocwen Federal Bank FSB, as Servicer

OCWEN FEDERAL BANK FSB (“Ocwen”) hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date.

(1)

Ocwen is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Ocwen in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement;

(2)

Ocwen has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Ocwen the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of Ocwen, enforceable against Ocwen in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(3)

The execution and delivery of this Pooling and Servicing Agreement by Ocwen, the servicing of the Mortgage Loans by Ocwen hereunder, the consummation by Ocwen of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Ocwen and will not (A) result in a breach of any term or provision of the organizational documents of Ocwen or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Ocwen is a party or by which it may be bound, or any statute, order or regulation applicable to Ocwen of any court, regulatory body, administrative agency or governmental body having jurisdiction over Ocwen; and Ocwen is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Ocwen’s knowledge, would in the future materially and adversely affect, (x) the ability of Ocwen to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Ocwen taken as a whole;

(4)

Ocwen is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

(5)

No litigation is pending against Ocwen that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Ocwen to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(6)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Ocwen of, or compliance by Ocwen with, this Pooling and Servicing Agreement or the consummation by Ocwen of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

(7)

Ocwen covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that Ocwen can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement.

EXHIBIT A

FORM OF CLASS A,
CLASS M AND CLASS B CERTIFICATES

[To be added to Class M and Class B Certificates:  NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

Certificate No.

:

Cut-off Date

:

July 1, 2004

First Distribution Date

:

August 25, 2004

Initial Certificate Balance of

this Certificate

(“Denomination”)

:

Initial Certificate Balances or

Notional Amount of all

Certificates of this Class

:

Class

Principal Amount

CUSIP

:

Class

CUSIP No.

ISIN

:

Class

ISIN

GS MORTGAGE SECURITIES CORP.

GSAMP Trust 2004-SD1
Mortgage Pass-Through Certificates, Series 2004-SD1
[Class A-] [Class M-] [Class B-]

evidencing a percentage interest in the distributions allocable to the

Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2004 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Federal Bank FSB, as servicer, (the “Servicer”), Chase Manhattan Mortgage Company, as Master Servicer (the “Master Servicer”) and JPMorgan Chase Bank, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[To be added to Class M and Class B Certificates:  No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law (“Similar Law”), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund, or (ii) if the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Depositor, the Master Servicer, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Securities Administrator, the Depositor, the Master Servicer, or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

*

*

*

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WACHOVIA BANK, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee

By:

Authenticated:

By:
Authorized Signatory of
JPMORGAN CHASE BANK,
not in its individual capacity,
but solely as Securities Administrator

GS MORTGAGE SECURITIES CORP.
GSAMP Trust 2004-SD1
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2004-SD1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first Class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:                                                                                                     .

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to                                                                                                            ,
                                                                                                                                         ,
for the account of

                                                                                                     ,
account number               , or, if mailed by check, to                                                      .
Applicable statements should be mailed to                                                                     ,
                                                                                                                                         .

This information is provided by                                                                          ,
the assignee named above, or                                                                                          ,
as its agent.

EXHIBIT B

[FORM OF CLASS P CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.

:

1

Cut-off Date

:

July 1, 2004

Percentage Interest of this

Certificate (“Denomination”)

:

100%

CUSIP

:

ISIN

:

GS MORTGAGE SECURITIES CORP.

GSAMP Trust 2004-SD1
Mortgage Pass-Through Certificates, Series 2004-SD1
Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [______] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class P Certificates pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2004 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Federal Bank FSB, as servicer, (the “Servicer”), Chase Manhattan Mortgage Company, as Master Servicer (the “Master Servicer”) and JPMorgan Chase Bank, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Class P Certificate shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Securities Administrator, the Depositor, the Master Servicer, the Servicer or the Trust Fund, or (ii) if the Class P Certificate has been the subject of an ERISA-Qualifying Underwriting and the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Class P Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Depositor, the Master Servicer, the Servicer or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Securities Administrator, the Depositor, the Master Servicer or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

*

*

*

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WACHOVIA BANK, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee

By:

Authenticated:

By:
Authorized Signatory of
JPMORGAN CHASE BANK,
not in its individual capacity,
but solely as Securities Administrator

GS MORTGAGE SECURITIES CORP.
GSAMP Trust 2004-SD1
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2004-SD1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first Class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

                                                                                                                                         .

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to                                                                                                            ,
                                                                                                                                         ,
for the account of

                                                                                                     ,
account number               , or, if mailed by check, to                                                      .
Applicable statements should be mailed to                                                                     ,
                                                                                                                                         .

This information is provided by                                                                          ,
the assignee named above, or                                                                                          ,
as its agent.

EXHIBIT C

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN.  In the event that such representation is violated, or any attempt IS MADE to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code OR A PLAN SUBJECT TO SIMILAR LAW, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Certificate No.

:

1

Cut-off Date

:

July 1, 2004

First Distribution Date

:

August 25, 2004

Percentage Interest of this

Certificate (“Denomination”)

:

100%

CUSIP

:

ISIN

:

GS MORTGAGE SECURITIES CORP.

GSAMP Trust 2004-SD1
Mortgage Pass-Through Certificates, Series 2004-SD1

Class R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein.  This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [______] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of July 1, 2004 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Federal Bank FSB, as servicer, (the “Servicer”), Chase Manhattan Mortgage Company, as Master Servicer (the “Master Servicer”) and JPMorgan Chase Bank, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund.  In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions:  (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WACHOVIA BANK, NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Trustee

By:

Authenticated:

By:
Authorized Signatory of
JPMORGAN CHASE BANK,
not in its individual capacity,
but solely as Securities Administrator

GS MORTGAGE SECURITIES CORP.
GSAMP Trust 2004-SD1
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2004-SD1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first Class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

                                                                                                                                         .

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to                                                                                                            ,
                                                                                                                                         ,
for the account of

                                                                                                     ,
account number               , or, if mailed by check, to                                                      .
Applicable statements should be mailed to                                                                     ,
                                                                                                                                         .

This information is provided by                                                                          ,
the assignee named above, or                                                                                          ,
as its agent.

EXHIBIT D

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.

:

Cut-off Date

:

July 1, 2004

First Distribution Date

:

August 25, 2004

Percentage Interest of this
Certificate (“Denomination”)

:

CUSIP

:

ISIN:

:

GS MORTGAGE SECURITIES CORP.

GSAMP Trust 2004-SD1
Mortgage Pass-Through Certificates, Series 2004-SD1

Class X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein.  This Class X Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class X Certificates pursuant to a Pooling and Servicing Agreement dated as of July 1, 2004 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Federal Bank FSB, as servicer, (the “Servicer”), Chase Manhattan Mortgage Company, as Master Servicer (the “Master Servicer”) and JPMorgan Chase Bank, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Class X Certificate shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Securities Administrator, the Depositor, the Master Servicer, the Servicer or the Trust Fund, or (ii) if the Class X Certificate has been the subject of an ERISA-Qualifying Underwriting and the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Class X Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Depositor, the Master Servicer, the Servicer or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Securities Administrator, the Depositor, the Master Servicer or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

WACHOVIA BANK, NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Trustee

By:

Authenticated:

By:
Authorized Signatory of
JPMORGAN CHASE BANK,
not in its individual capacity,
but solely as Securities Administrator

GS MORTGAGE SECURITIES CORP.
GSAMP Trust 2004-SD1
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2004-SD1 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first Class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

                                                                                                                                         .

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to                                                                                                            ,
                                                                                                                                         ,
for the account of

                                                                                                     ,
account number               , or, if mailed by check, to                                                      .
Applicable statements should be mailed to                                                                     ,
                                                                                                                                         .

This information is provided by                                                                          ,
the assignee named above, or                                                                                          ,
as its agent.

EXHIBIT E

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

[Depositor]

[Servicer]

Re:

Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Ocwen Federal Bank FSB, as Servicer, Chase Manhattan Mortgage Company, as Master Servicer Wachovia Bank, National Association, and JPMorgan Chase Bank, as Securities Administrator, GSAMP Trust, 2004-SD1

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

(i)

the original Mortgage Note, endorsed as provided in the following form:  “Pay to the order of ________, without recourse”; and

(ii)

a duly executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian makes no representations as to:  (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage.  Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

JPMORGAN CHASE BANK,
as Custodian

By:
Name:
Title:

EXHIBIT F

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF TRUSTEE

[date]

[Depositor]

[Servicer]

Re:

Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Ocwen Federal Bank FSB, as Servicer, Chase Manhattan Mortgage Company, as Master Servicer and JPMorgan Chase Bank, as Trustee, GSAMP Trust, 2004-SD1

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i)

The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

(ii)

The original recorded Mortgage.

(iii)

A duly executed Assignment of Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

(iv)

The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

(v)

The original or duplicate original lender’s title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (3) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement.  The Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage.  Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

JPMORGAN CHASE BANK,
as Custodian

By:
Name:
Title:

EXHIBIT G

RESIDUAL TRANSFER AFFIDAVIT

GSAMP Trust 2004-SD1,
Mortgage Pass-Through Certificates

STATE OF

)

) ss.:

COUNTY OF

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2004 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Federal Bank FSB, as servicer, (the “Servicer”), Chase Manhattan Mortgage Company, as Master Servicer (the “Master Servicer”) and JPMorgan Chase Bank, as trustee (the “Trustee”).  Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate for its own account.  The Transferee has no knowledge that any such affidavit is false.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.

The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.

The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due.  The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.

The Transferee’s taxpayer identification number is __________.

9.

The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.

The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12.

Check one of the following:

[  ] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)

the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)

the present value of the expected future distributions on such Certificate; and

(iii)

the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[  ] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)

the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)

at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)

the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)

the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[  ] None of the above.

13.

The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this        day of                  , 20    .

Print Name of Transferee

By:
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this __ day of ________, 20__.

NOTARY PUBLIC

My Commission expires the __ day
of _________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

__________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

JPMorgan Chase Bank,
as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004

Re:

GSAMP Trust, 2004-SD1, Mortgage Pass-Through Certificates, Class [   ]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Residual Transfer Affidavit are false.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT I

FORM OF RULE 144A LETTER

____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

JPMorgan Chase Bank,
as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004

Re:

GSAMP Trust 2004-SD1, Mortgage Pass-Through Certificates, Class [   ]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Subordinated Certificate, a Class P Certificate or a Class X Certificate that has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1 TO EXHIBIT I

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $              in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____

Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____

Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Very truly yours,

Print Name of Transferor

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT I

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

____

The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Very truly yours,

Print Name of Transferor

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT J

FORM OF REQUEST FOR RELEASE
(for Trustee)

To:

[Address]

Re:

In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

____1.

Mortgage Loan Paid in Full.  (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2.

Mortgage Loan Liquidated by _________________.  (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____3.

Mortgage Loan in Foreclosure.

____4.

Other (explain).

If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

Address to which Trustee should

Deliver the Trustee’s Mortgage File:

By:

(authorized signer)

Issuer:

Address:

Date:

Trustee

Acknowledged receipt by:

JPMorgan Chase Bank, as Trustee

By:

Name:

Title:

Date

EXHIBIT K

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

1.

The original Mortgage Note endorsed “Pay to the order of ___________________ without recourse,” and signed in the name of the [[          ]] by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to [[          ]].  If the Mortgage Loan was acquired by [[          ]] in a merger, the endorsement must be by “[[          ]], successor by merger to the [name of predecessor]”.  If the Mortgage Loan was acquired or originated by [[          ]] while doing business under another name, the endorsement must be by “[[          ]] formerly known as [previous name]”.  If the original note is unavailable, [[          ]] will provide a Lost Note Affidavit (in form acceptable to the Purchaser) stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note and indemnifying the Purchaser against any and all claims arising as a result of any person or entity claiming they are the holder of the note or that the note has been paid off and returned.

2.

Except as provided below, the original Mortgage with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy of the original Mortgage together with a certificate of [[          ]]certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

3.

The original Assignment of Mortgage, from [[          ]] in accordance with Purchaser’s instructions, which assignment shall, but for any blanks requested by the Purchaser, be in form and substance acceptable for recording, or a copy certified by [[          ]] as a true and correct copy of the original Assignment which has been sent for recordation.  If the Mortgage Loan was acquired or originated by [[          ]] while doing business under another name, the Assignment must be by “[[          ]] formerly known as [previous name]”.

4.

The original or a certified copy of any guarantee executed in connection with the Mortgage Note if applicable.

5.

The originals, or certified copies, of all assumption, modification or consolidation  agreements, if any, with evidence of recording thereon, where such assumption, modification or consolidation agreement has been recorded, and all originals or copies of extension agreements, to the extent that [[          ]] is in possession;

6.

the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the [[          ]] to the Last Endorsee with evidence of recording thereon or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the [[          ]] shall deliver or cause to be delivered to the applicable custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the applicable custodian upon receipt thereof by [[          ]]; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

7.

where a policy of title insurance was required pursuant to the applicable Underwriting Standards, the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a copy of the related policy binder, preliminary report or commitment for title; and

8.

Any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

Notwithstanding anything to the contrary herein, [[          ]] may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

EXHIBIT L

SERVICER REPORTING REQUIREMENTS

Data File Layout

GOLDMAN SACHS LOAN SERVICER INFORMATION REQUEST LIST

FIELD NAME	FIELD DESCRIPTION	FORMAT

ONE TIME, STATIC FIELDS

Loan Number	Loan Number currently being used to service this loan.	Text
Prior Loan Number	Prior Loan Number (if any). If servicing has transferred this should contain the Loan Number used by the previous servicer.	Text
Custodian File Number	Custodian ID used to file documents. This can be the custodian's only id or a category used to arrange documents into proper pools.	Text
Custodian Loan Number	Custodian secondary ID used to file documents. Often this is used in conjunction with Custodian File Number to uniquely identify loans.	Text
Origination Date	Origination Date shown on loan documents.	Date
Original Balance	Original amount of loan granted to borrower. In the case of construction loans this should be the full amount extended on which the monthly payments are based.	Numeric
First Payment Date	This is the contractual date when the first payment was to be made. If the loan has been modified this should be the first scheduled payment date following the modification.
Original Maturity Date	This is the contractual date when the last payment on the loan is scheduled to be made. For balloons it should be the balloon date. For modified loans it should not be the modified maturity date.	Date
Original Term	The number of months from First Payment Date to Maturity Date inclusive.	Number
Balloon Flag	Code/literal to identify balloon loans. Example: Y, N.	Text
Loan Type	Code/literal to identify the loan type. See Enumerations worksheet.	Text
Amortization Type	Generic category to describe loan type. See Enumerations worksheet.	Text
Original Amortization Term

Original Amortization Term of the loan in number of months.  For fully amortizing loans would be the same as Original Term.  For balloon loans this would exceed Original Term.  For IO loans this would have no value.

Number
Interest Calculation Method	The basis on which interest is calculated. See Enumerations worksheet.
Daily Simple Interest Flag	Flag to identify loans where interest is due is calculated based on the date that each payment is actually received.
Original Principal and Interest	Original stated Principal and interest payment amount.	Number
Original Interest Rate	Original contractual interest rate for loan.
Arm Index Description	Code/literal used to identify the specific underlying index that adjustable rate loans will reset from. See Enumerations worksheet.	Text
Margin	The spread above the index value that a new rate on adjustable rate loans will be set to; subject to caps and rounding.	Number
ARM Rounding Feature	Code/literal used to identify the method to be used when computing new rate on adjustable rate loans. See Enumerations worksheet.
Lookback Days	The actual number of days prior to the Next Rate Reset Date that the underlying index will be referenced for determining new rate on adjustable rate loans. Examples: 45, 30, 0.	Number
First Payment Reset Date	The first date that any payment reset was/is scheduled to occur. Typically is one month after First Rate Reset Date.	Date
First Rate Reset Date	The first date that any rate reset was/is scheduled to occur. Typically is one month prior to First Payment Reset Date.	Date
Initial Rate Reset Period	Number of payments to be made prior to the first rate reset. For a typical 5/1 ARM, this would contain the value 60. For non hybrid loans this would equal the Rate Reset Period.	Number
Rate Reset Period	Number of payments to be made between rate changes following the initial rate reset period. For a typical 5/1 ARM this would contain the value 12.	Number
Initial Payment Reset Period	Number of payments to be made prior to the first payment reset. For a typical 5/1 ARM, this would contain the value 60. For non hybrid loans this would equal the Payment Reset Period.
Payment Reset Period	Number of payments to be made between payment changes following the Initial Payment Reset Period. For a typical 5/1 ARM this would contain the value 12.
Initial Rate Adjustment Cap	Maximum rate change allowed on First Rate Reset Date.	Number
Rate Adjustment Cap	Maximum rate increase allowed subsequent to First Rate Reset Date.	Number
Periodic Floor	Maximum rate decrease allowed subsequent to First Rate Reset Date.	Number
Lifetime Caps	The maximum amount the rate is allowed to increase by over the life of the loan.	Number
Lifetime Floor	The minimum amount the rate is allowed to increase by over the life of the loan.	Number
Max Rate	The absolute maximum rate allowed for the loan.	Number
Min Rate	The absolute minimum rate allowed for the loan.	Number
Negative Amortization Flag	Code/literal to identify loans where negative amortization is allowed. Example: Y=neg am allowed, N=no neg am allowed.	Text
Negam Percent Cap	Maximum percentage of original balance that a loan may negatively amortize by. Example: 1.25, 1,10.	Number
Payment Cap	Periodic Cap for monthly principal & interest payment increase. Example 7.5%.
Servicing Fee	Servicing Fee rate due servicer. Example: 0.25%.	Number
Property Type	Code/literal that identifies the type of property securing the loan. See Enumerations worksheet.	Text
Property Address	Property address, not billing address.	Text
Property City	Property city.	Text
Property State	Property state.	Text
Property Zip	Property zip.	Number
Borrower Name	Name of borrower. Preferably in a fixed format. Example: SMITH JOHN W.	Text
CoBorrower Name	Name of Co borrower. Preferably in a fixed format. Example: SMITH JOHN W.	Text
Borrower Social Security Number/TIN	Eleven character ID. Example: 111-22-3333.	Number
CoBorrower Social Security Number/TIN	Eleven character ID. Example: 111-22-3333.	Number
Original FICO score	Credit bureau score obtained at application.	Number
Original Credit Grade	Internal credit grade assigned at origination.	Text
Original Loan To Value Ratio	Ratio representing the Original Loan Balance to the lower of the Original Appraised Value or Original Purchase Price. Example: 80.00.
Original Combined Loan To Value Ratio	Ratio representing the sum of the Original Loan Balance plus Original Senior Lien Amount to the lower of the Original Appraised Value or Original Purchase Price. Example: 80.00.
Original Appraised Value	Appraised value at time of application.	Number
Original Appraisal Date	Date of the original Appraisal	Date
Original Appraisal Firm	Name of the Appraisal firm	Text
Original Purchase Price	Price paid for home.	Number
Purchase BPO	BPO at the time of Purchase by GS.	Number
Purchase BPO Date	Date of the Purchase BPO	Date
Lien Position	Number used to identify the lien position in effect at the time of application. Example: 1, 2, 3	Number
Original Senior Lien Amount	Amount of senior liens outstanding when loan was originated.	Number
PMI Provider	Name or code for company providing private mortgage insurance.
PMI Coverage Percentage	Percentage of insurance provided by PMI agreement.
PMI Certificate ID	Unique ID to identify PMI insurance certificate.
Occupancy Type	Occupancy status at time of application. See Enumerations worksheet.	Text
Purpose of Loan	Code/literal used to identify the original purpose of the loan. See Enumerations worksheet.	Text
Prepayment Flag	Code/Flag to determine if loan was originated with a prepayment penalty.	Text
Prepayment Penalty Type	Code/literal to identify characteristics of penalty. Example: 6 MO INT ON 80% OBAL, 5/4/3/2/1, 3%.	Text
Prepayment Term	Original number of months that penalty was imposed.	Number
Front Ratio	Front End Ratio at time of application. Mortgage debt to borrower income.	Number
Back Ratio	Back End Ratio at time of application. Total debt to borrower income.	Number

MONTHLY LOAN DATA UPDATES

As Of Date	As Of Date for data sent.	Date
Loan Number	Loan Number currently being used to service this loan.	Number
Investor Number	This is the servicer assigned number for reporting purposes.	Number
Investor Category	This is the servicer assigned category for reporting purposes.
Current Maturity Date	This is the actual date when the last payment on the loan is scheduled to be made. For balloons it should be the balloon date. For modified loans it should be the modified maturity date.	Date
Remaining Term	The Remaining Term of the loan	Number
Current Principal & Interest Payment	Principal & Interest in effect for currently outstanding payment.	Number
Current Interest Rate	Interest Rate in effect for currently outstanding payment.	Number
Next Payment Reset Date	The next date that any payment reset is scheduled to occur. Typically is one month after Next Rate Reset Date.	Date
Next Rate Reset Date	The next date that any rate reset is scheduled to occur. Typically is one month prior to Next Payment Reset Date.	Date
Next Due Date	Date next payment is due.
Interest Paid To Date	Date interest is paid to. Typically for 30/360 loans it is one month prior to Next Due Date.
Last Payment Date	Date last payment was made.	Date
Current Balance	Actual outstanding balance of loan.	Number
Current Balance Net Present Value	The net present value of the current balance	Number
Days Past Due	Number of days loan is past due.
Delinquency Convention	Indicates if ABS or MBS method for reporting delinquencies is used.
Delinquency Status	Indicates delinquency reported. Example: 30, 60, 90.	Number
Status of Loan	Code/literal used to identify loan status. See Enumerations worksheet.	Text
12 Month Pay String	12 character string representing the timing of payments received on a rolling 12 month basis. String should begin with January and end with December.
Time 30 Days Delinquent in Past 12 Months	Indicates the number of times a loan payment has been made 30 or more days delinquent in the past 12 months.
Time 60 Days Delinquent in Past 12 Months	Indicates the number of times a loan payment has been made 60 or more days delinquent in the past 12 months.
Time 90 Days Delinquent in Past 12 Months	Indicates the number of times a loan payment has been made 90 or more days delinquent in the past 12 months.
Last Modification Date	Date that loan was last modified.
Last Extension Date	Date loan term was last extended.
Total Extension Months	Number of months loan has been extended in total.
Restructured Interest	Total amount of restructured interest.

Property Sale Date	Date property sold.	Date
Debt To Income Ratio	Debt To Income Ratio	Number
Senior Lien Amount	Most recently recorded senior lien amount.	Number
Recent Property Valuation	Most recent appraised value or BPO value.	Number
Recent Property Valuation Date	Date of most recent valuation.	Date
Valuation Method	Identify method used to obtain new valuation. See Enumerations worksheet.	Text
Valuation Firm	Name of the Firm who appraised the property	Text
Current FICO	Current FICO score.	Number
FICO Date	FICO Date.	Date

MONTHLY SERVICING UPDATES

Borrower Payments
Total Monthly Payment	Total cash received from borrower.	Number
Total Monthly Payment Principal	Cash applied to principal.	Number
Total Monthly Payment Interest	Cash applied to interest.	Number
Total Monthly Payment Penalties / Fees	Cash applied to fees.	Text
Total Monthly Escrow Payment	Cash applied to escrow account.	Number
Total Monthly Prepayment Amount	Total amount borrower prepaid	Number
Payment Date	Date the payment was made.	Date
Scheduled P&I	Borrower Scheduled P&I payment for the month	Number

Servicer Payments
Monthly Escrow Advances	Net escrow advances made or recovered by servicer. Positive value denotes payments made by servicer.	Number
Monthly Corporate Advances	Net corporate advances made or recovered by servicer. Positive value denotes payments made by servicer.	Number
Monthly Non Recoverable Corporate Advances	Net Non Recoverable Corporate Advances made or recovered by Servicer. Positive value denotes payments made by Servicer.	Number
Principal Advances	Total outstanding principal advances made by servicer.	Number
Monthly Advances	Total outstanding interest advances made by servicer.	Number

Account Balances
Beginning Scheduled Balance	Beginning scheduled loan balance. If the loan is serviced on a scheduled balance basis	Number
Ending Scheduled Balance	Ending scheduled loan balance. If the loan is serviced on a scheduled balance basis
Escrow Balance	Current balance of escrow account (borrower's positive funds).	Number
Escrow Advance Balance	Total outstanding escrow advance balance.	Number
Recoverable Corporate Advance Balance	Total outstanding Recoverable corporate advance balance amount.	Number
Non Recoverable Corporate Advance Balance	Total outstanding Non Recoverable corporate advance balance amount.	Number
Suspense Account Balance	Total suspense account balance	Number
Accrued Interest	Total Accrued Interest on loan.	Number

Account Management Statistics
Forced Placed Insurance Flag	Code indicating loan is on forced placed insurance.
Annual Forced Placed Insurance	Amount of forced placed policy.

Stop Advance Flag	Code indicating loan has been placed in a stop advance status. Example: Y=Stop Advance.	Text
Stop Advance Recovered	Amount of principal and interest advances recovered at stop date.
Stop Advance Start Date	Date loan was initially placed on a stop advance status.	Date
Stop Advance Reversal Date	Date stop advance status was reversed.	Date
Stop Advance Reversal Amount	Amount of advances reversed.	Number
Last Contact Date	Date of Servicer's last contact with the borrower.	Date
Last Attempt Date	Date of the Servicer's last attempt to contact the borrower.	Date
Bankruptcy Flag	Flag indicating loan is in bankruptcy.	Text
Bankruptcy Chapter	Chapter of bankruptcy (7, 11, 12, 13).	Text
Bankruptcy Start Date	Bankruptcy filing date.	Date
Bankruptcy End Date	Dismissal/Discharge date.	Date
Bankruptcy Post Petition Due Date	Payment due date of Bankruptcy payment plan. In essence the new due date.	Date
Motion for Relief Request Date	Motion for Relief Request Date.	Date
Motion for Relief Filing Date		Date
Motion for Relief Hearing Date	Motion for Relief Hearing Date.	Date
Motion for Relief Granted Date	Motion for Relief Granted Date.	Date
Motion for Relief Denied Date	Date the motion was Denied (if applicable)	Date

In Demand Flag	Code indicating demand letter has been sent.	Text
In Demand Start Date	Date demand letter was sent.	Date
In Demand End Date	Expiration of demand letter.	Date
Foreclosure Start Date	Date foreclosure flag placed on loan.	Date
Due Date At Referral	The revised due date on any payment modification.	Date
Foreclosure Estimated End Date	On loans that are in Foreclosure the Servicers estimate of when the FCL will be completed.
Foreclosure Sale Date	Date of actual foreclosure sale.	Date
Foreclosure end date	Date of recording of foreclosure deed.	Date
First Legal Date	Date of first legal action taken on foreclosure.	Date
Foreclosure Resolution Flag	Indicates if the loan has moved out of foreclosure (i.e., Did not go to REO).	Number
Foreclosure Resolution Type	Method used by the servicer to prevent the foreclosed loan from moving into REO (i.e., Reinstated, Paid Off, Worked out Repayment plan….).
Foreclosure On Hold	Flag indicating that the loan is in foreclosure but on hold.
Foreclosure Hold Start Date	Date indicating when the loan's foreclosure proceedings were put on hold.	Date
Bankruptcy Cash Delays	Number of days an active foreclosure has been in BK subsequent to its initial foreclosure start date.
Forbearance Cash Delays	Number of days an active foreclosure has been in forbearance subsequent to its initial foreclosure start date.
Non - Cash Delays	Number of allowable days that a loan's foreclosure proceedings have been on hold due to a non cash delay (i.e., Title problem…) [again as per Fannie or Freddie time line]
Forbearance Start Date	Date forbearance plan was initiated.	Date
Forbearance Payment	Amount of payment under Forbearance plan.	Number
Forbearance End Date	Date forbearance plan scheduled to be complete.	Date
Eviction Start Date	Date eviction flag placed on loan.	Date
Eviction End Date	Date property is vacated.	Date

REO Start Date	Date REO flag placed on loan (including any redemption periods).	Date
REO End Date	Date property is sold.	Date
REO Sub Status	Status while within REO. See Enumerations worksheet.
Not Acquired Date	Date that the REO enters "Not Acquired" sub status	Date
Eviction Date	Date that the REO enters "Eviction" sub status	Date
Possession Date	Date that the REO enters "Possession" sub status	Date
Listed Date	Date that the REO enters "Listed" sub status	Date
Under Contract Date	Date that the REO enters "Under Contract" sub status	Date
Estimated Closing Date	Servicer estimated closing date on loan	Date
Days In REO	Number of Days from the REO becomes marketable to the As of Date	Number
Estimated Sales Price	Servicer estimated REO Sales Price	Number
Possession Date	Date when the servicer takes possession of the property. Date we have full access to the property, eviction completed
Redemption End Date	Legal time period, determined by State, when borrower can redeem their property. Property not available for sale until redemption completed (no beginning date, just an end date)
Initial Listing Price	First listing price of property.	Number
Initial Listing Date	Date of the first listing price of property	Date
Current List Price	Most recent listing price of property.	Number
Current List Date	Date of the most recent listing price of property.	Date

Reason For Default	Servicer Code representing the Reason for Default. See Enumerations worksheet.

LIQUIDATED LOANS (Liquidated and Paid Off loans)

Termination Type	Type of liquidation. See Enumerations worksheet.	Text
Balance at Termination	Scheduled Principal Balance at time of termination.	Number
Scheduled Sale Date	Dates of planned sales for properties in Foreclosure	Date
Property Sales Price	Sales price if liquidation was short sale or REO sale.	Number
Liquidation Date	Date property liquidated.	Date
Gross Total Proceeds	Gross Total Proceeds.	Number
Net Total Proceeds	Gross total proceeds less expenses.
Principal Advanced	Total of principal advanced at time of liquidation.	Number
Interest Advanced	Total of interest advanced at time of liquidation.	Number
Deferred Interest	Amount of deferred interest on the loan @ liquidation	Number
Accrued Servicing Fee Recovered	Servicing fee recovered at time of liquidation.	Number
Corporate Advances Recovered at Termination	The amount of the Total Corporate Advance balance recovered at termination	Number
Escrow Advances Recovered at Termination	The amount of the Total Escrow Advance balance recovered at termination	Number
Commission	The broker commission amount on liquidation	Number
Seller Concession	The dollar amt of seller concessions upon liquidation.	Number
Taxes	Taxes paid on liquidation	Number
Repairs	Cost of Repairs to property	Number
Water and Sewer	Water & Sewer costs	Number
Expenses Recovered at Termination	The amount of the Total Expenses recovered at termination	Number
Corporate Advances at Termination	Corporate advance balance at time of liquidation.	Number
Escrow Advances at Termination	Escrow advance balance at time of liquidation.	Number
Days from Acquisition to Close	Days from Acquisition to Close	Number
Days from Possession to Close	Days from Possession to Close	Number
Charge-off amount	Loss amount.	Number
Severity	Severity percentage.
Severity Formula	Formula for calculating Severity percentage.	Text
Potential Deficiency Judgment Flag	Flag indicating loan is referred for deficiency collections.	Text
Potential Deficiency Amount	Deficiency balance reported to borrower/IRS.	Number
Deficiency Proceeds (this period)	Deficiency proceeds collected in current month.	Number
Deficiency Proceeds Total (to date)	Deficiency proceeds collected to date.	Number
Deficiency Vendor Expense	Deficiency vendor out of pocket expenses.	Number
Deficiency Servicer Expense	Deficiency vendor collection fee	Number
Hazard Insurance Claim Date	Date hazard claim filed.	Date
Hazard Insurance Claim Due Date	Date hazard claim due.	Number
Hazard Insurance Claim Amount	Amount of hazard claim.	Date
Hazard Insurance Claim Paid Amount	Amount of hazard claim paid to investor.	Number
MI Insurance Claim Date	Date MI claim filed.
MI Insurance Claim Due Date	Date MI claim is due to be paid.
MI Insurance Claim Amount	Expected MI proceeds.
MI Insurance Claim Paid Amount	Actual MI proceeds received.
Servicer Hold Back Amount	Amount servicer withholds for future trailing expenses.

Amortization Type
BN10	Balloon, 10 Year
BN5	Balloon, 5 Year
BN7	Balloon, 7 Year
FIX	Fixed
FX10	Fixed - 10 Year
FX15	Fixed, 15 Year
FX5	Fixed - 5 Year
FXST	Fixed - Short Term
H101	Hybrid, 10/1
H106	Hybrid, 10/6 month
H21	Hybrid, 2 Year
H228	Hybrid 2/28
H31	Hybrid, 3/1
H327	Hybrid 3/27
H51	Hybrid, 5/1
H71	Hybrid, 7/1
OTH	Other
STEP	Step Coupon

ARM Index Description
10YC	10 Year CMT
1ML	1 Month Libor
1YC	1 Year CMT
1YL	1 Year Libor
2ML	2 Month Libor
2YC	2 Year CMT
3ML	3 Month Libor
3MT	3 Month TBill
3YC	3 Year CMT
5YC	5 Year CMT
6MCD	6 Month CD
6ML	6 Month Libor
6MT	6 Month TBill
COFI	COFI
FHLM	FHLMC Commitment Rate
FNMA	FNMA Commitment Rate
OTH	Other Rate
PRI	PRIME

ARM Rounding Feature
DEC3	Nearest 1000th
H8	Higher Eighth
N8	Nearest Eighth
NONE	None

Interest Calculation Method
3360	30/360
A360	Actual/360
A365	Actual/365
AA	Actual/Actual

Loan Type
COMI	Conventional, with mi. Collecting a premium from the borrower for mortgage insurance and is FHA and is VA
CONV	Conventional, no mi
FHA	FHA Mortgage
HEL	Home Equity Line of credit
CC	Credit Card
A	Auto
B	Boats
RV	RV's
MFG	Manufactured Housing
ATV	ATV
VA	VA Mortgage
OTH	Other

Occupancy Type
2ND	2nd Home
NOO	Non Owner Occupied
OO	Owner Occupied
VA	Vacant

Property Type
2F	2 Family
3F	3 Family
4F	4 Family
2-4F	2-4 Family
AUTO	Automobile
BOAT	Boat
COND	Condominium
COOP	Cooperative
HR-CONDO	High Rise Condo
HVAC	HVAC
MF	Multi Family
MH	Manufactured Housing
MX	Mixed Use
OF	Office
OTH	Other
PUDA	PUD - Attached
PUDD	PUD - Detached
PWR	PowerSports
RT	Retail
RV	Recreational Vehicle
SF	Single Family
TH	TownHouse

Purpose of Loan
PUR	Purchase
RELO	Relocation
REFI	Rate/Term Refinance
CASH	Cash Out Refinance
DEBT	Cash Out Debt Consolidation
IMPR	Cash Out Home Improvement
EDUC	Cash Out Medical or Educational Expense
TIT1	Title One Home Improvement
CONST	New Construction
REO	Facilitate REO

Status of Loan
BU	Bankrupt - Unknown Status
C	Current
DISP	Dispute
F	Foreclosure
NE	Non Equity (NPV of current balance < $7,500)
FB	Forbearance
ID	In Demand
LIT	Litigation
NLS	No Longer Serviced
PO	Paid Off- Borrower paid down entire balance
REO	Real Estate Owned - MUST Include a REO sub status
RSLD	Resolved
LIQ	Liquidated - MUST include a Termination Type
U	Unknown

Termination Type
CO	Charge Off
COC	Charge Off with cash possible
NLPO	Negotiated Loan Payoff
NS	Negotiated Sale
PO	Paid Off
PPOC	PPO with More Cash Possible
REOS	REO Sale
TPPO	Third Party Paid Off

Valuation Method
DB	Drive By
WT	Walk Through
OTH	Other
APPR	Appraisal
DD	Due Diligence
PRFC	Pre Foreclosure
SUPP	Supplemental
RR	Re-review

REO Sub Status
AC	Acquired
PS	Possession
EV	Eviction
LS	Listed
UC	Under Contract

Reason For Default
ABP	Abandonment of Property
BF	Business Failure
CI	Curtailment Of Income
D	Death
EO	Excessive Obligations
ILL	Illness
ITR	Inability To Rent
MD	Marital Difficulties
MS	Military Service
MI	Mortgagor Incarcerated
N	No Reason
PD	Payment Dispute
PP	Property Problem
SP	Servicing Problems
TOP	Transfer Of Ownership Pen
UC	Unable To Contact
UEMP	Unemployment

EXHIBIT M

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

Re:

GSAMP Trust 2004-SD1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2004-SD1, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Federal Bank FSB, as servicer (“Ocwen”), Chase Manhattan Mortgage Company, as Master Servicer (the “Master Servicer”), Wachovia Bank, National Association, as Trustee (the “Trustee”) and JPMorgan Chase Bank, as Securities Administrator (the “Securities Administrator”)

I, [identify the certifying individual], certify that:

1.

I have reviewed this annual report on Form 10-K (“Annual Report”), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the “Reports”) filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2.

Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3.

Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4.

Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5.

The Reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:  the Trustee and the Servicer.

Date:

[Signature]
[Title]

EXHIBIT N

FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:

GSAMP Trust 2004-SD1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2004-SD1, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Federal Bank FSB, as servicer (“Ocwen”), Chase Manhattan Mortgage Company, as Master Servicer (the “Master Servicer”) and JPMorgan Chase Bank, as trustee (the “Trustee”)

The Trustee certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

The Trustee has reviewed the annual report on Form 10-K (the “Annual Report”) for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2.

Based on the Trustee’s knowledge and, to the extent information was provided to the Trustee by the Servicer, based solely upon the information provided to us by the Servicer, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3.

Based on the Trustee’s knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date:

JPMORGAN CHASE BANK

By:
Name:
Title:

EXHIBIT O

FORM OF SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:

GSAMP Trust 2004-SD1 (the “Trust”) Mortgage Pass-Through Certificates, Series 2004-SD1, issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2004 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Federal Bank FSB, as servicer (“Ocwen”), Chase Manhattan Mortgage Company, as Master Servicer (the “Master Servicer”) and JPMorgan Chase Bank, as trustee (the “Trustee”)

The Servicer, certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

Based on our knowledge, the information prepared by the Servicer and relating to the mortgage loans serviced by the Servicer pursuant to the Pooling And Servicing Agreement and provided by the Servicer to the Trustee in its reports to the Trustee is accurate and complete in all material respects as of the last day of the period covered by such report;

2.

Based on our knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

3.

Based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in its annual compliance statement required to be delivered pursuant to the Pooling and Servicing Agreement, the Servicer as of the last day of the period covered by such annual compliance statement has fulfilled its obligations under the Pooling and Servicing Agreement; and

4.

The Servicer has disclosed to its independent auditor, who issues the independent auditor’s report on the Uniform Single Attestation Program for Mortgage Bankers for the Servicer, any significant deficiencies relating to the Servicer’s compliance with minimum servicing standards.

OCWEN FEDERAL BANK FSB

Date:

[Signature]
[Title]

EXHIBIT P

FORM OF CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR BY THE
MASTER SERVICER

GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

Re:

GS Mortgage Securities Corp., Depositor
GSAMP Trust 2004-SD1 (the “Trust”)

Reference is made to the Pooling and Servicing Agreement dated as of July 1, 2004 (the “Agreement”), by and among JPMorgan Chase Bank (the “Securities Administrator”), Ocwen Federal Bank FSB, as servicer (the “Servicer”), Chase Manhattan Mortgage Corporation, as Master Servicer (the “Master Servicer”), Wachovia Bank, National Association (the “Trustee”) and GS Mortgage Securities Corp., as depositor (the “Depositor”).  The Master Servicer hereby certifies to the Depositor, the Servicer and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)

Based on our knowledge, the information prepared by the Master Servicer and relating to the mortgage loans serviced by the Master Servicer and provided by the Master Servicer to the Securities Administrator and in its reports to the Securities Administrator is accurate and complete in all material respects as of the last day of the period covered by such report;

(ii)

Based on our knowledge, the servicing information required to be provided to the Securities Administrator by the Master Servicer pursuant to the Agreement has been provided to the Securities Administrator;

(iii)

Based upon the review required under the Agreement, and except as disclosed in its reports, the Master Servicer as of the last day of the period covered by such reports has fulfilled its obligations under the Agreement; and

(iv)

The Master Servicer has disclosed to its independent auditor, who issues the independent auditor’s report on the Uniform Single Attestation Program for Mortgage Bankers for the Master Servicer, any significant deficiencies relating to the Master Servicer’s compliance with minimum servicing standards.

(v)

In compiling the information and making the foregoing certifications, the Master Servicer has relied upon information furnished to it by the Servicers under the Agreement.  The Master Servicer shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicers.

Date:

Chase Manhattan Mortgage Corporation,
as Master Servicer

By:

Name:

Title: